UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Definitive Proxy Statement

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Soliciting Material Pursuant to § 240.14a-12

Professional Diversity Network, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 1, 2017

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2017 Annual Meeting of Stockholders of Professional Diversity Network, Inc. (the “Company”). The meeting will be held at the offices of the Company, 801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607, on June 26, 2017, at 9:00 a.m., Central Time.

At the meeting, you and the other stockholders will be asked to vote on the proposals described in detail in the notice of meeting on the following page and the accompanying proxy statement. The proxy materials are being mailed to our stockholders of record and beneficial owners at the close of business on May 3, 2017 on or about May 5, 2017.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting, please vote electronically via the Internet, by telephone or by completing, signing, dating and returning the proxy card included with a paper copy of the proxy statement as promptly as possible.  See “Voting” in the proxy statement for more details. Voting electronically, by telephone or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

Thank you for your continued interest in the Company. We look forward to seeing you at the meeting.

Sincerely,

/s/ Maoji (Michael) Wang
Maoji (Michael) Wang

Chief Executive Officer

PROFESSIONAL DIVERSITY NETWORK, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 26, 2017

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Professional Diversity Network, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company, 801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607, on June 26, 2017, at 9:00 a.m., Central Time, for the following purposes:

1. To elect nine directors to serve until the next Annual Meeting of Stockholders (and until their successors are duly elected and qualified);

2. To approve an amendment to the Professional Diversity Network, Inc. 2013 Equity Compensation Plan to increase the number of shares reserved for issuance from 225,000 to 615,000;

3. To ratify the appointment by the Company’s Audit Committee of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on May 3, 2017 as the record date for the determination of the holders of our common stock entitled to notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607, and will also be available for examination by any stockholder at the Annual Meeting until its adjournment.

Your vote is very important. Please submit your proxy as soon as possible by using the Internet, telephone or mail. Submitting your proxy by one of these methods will ensure your representation at the Annual Meeting regardless of whether you attend the meeting.  Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy as described in proxy statement so that your vote will be counted if you are unable to attend the Annual Meeting.

Copies of the proxy statement and of our annual report for the fiscal year ended December 31, 2016 are available by visiting the following website: www.proxyvote.com.

By Order of the Board of Directors
/s/ James Kirsch James Kirsch Executive Co-Chairman of the Board

Chicago, Illinois

May 1, 2017

PROFESSIONAL DIVERSITY NETWORK, INC.

PROXY STATEMENT

PROXY STATEMENT

Professional Diversity Network, Inc.

801 W. Adams Street, Sixth Floor

Chicago, Illinois 60607

ANNUAL MEETING

To Be Held on June 26, 2017

THE ANNUAL MEETING

The enclosed proxy is solicited by and on behalf of the board of directors (the “Board”) of Professional Diversity Network, Inc., a Delaware corporation (“Professional Diversity Network,” the “Company” or “PDN”), for use at Professional Diversity Network’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 26, 2017 at 9:00 a.m., Central Time, at the offices of the Company, 801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We anticipate that mailing of this proxy statement and form of proxy to our stockholders will commence on or about May 5, 2017.  This proxy statement and the form of proxy relating to the Annual Meeting will also be made available on the Internet to stockholders on the date that the proxy materials are first sent.

Record Date and Outstanding Shares

The Board has fixed the close of business on May 3, 2017 as the record date for the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock on the Record Date is entitled to one vote for each share on all matters to be voted upon at the Annual Meeting.  As of the close of business on the Record Date, there were approximately 3,934,616 shares of Common Stock outstanding and entitled to vote.

Quorum and Vote Required

Quorum.  The holders of record of a majority of the aggregate voting power of the Common Stock issued and outstanding and entitled to be voted, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. In the event there are not sufficient shares present to establish a quorum or to approve proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Vote Required.  Holders of Common Stock are entitled to one vote for each share held as of the Record Date on all matters to be voted on. In the election of directors (Proposal 1), the Board will be elected by a plurality of the voting power of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Each stockholder is entitled to vote in favor or withhold his, her or its vote with respect to each individual nominee or all nominees.  Votes that are withheld will have no effect on the outcome of the election of directors.  The Company’s Bylaws provide that, except as otherwise provided by applicable law, the rules of the Nasdaq Stock Market, the Company’s Certificate of Incorporation or the Bylaws, all matters other than the election of directors will be decided by the vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the matter. The affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on such proposal is required to approve Proposal 2 (Amendment of the Professional Diversity Network, Inc. 2013 Equity Compensation Plan) and Proposal 3 (Accounting Firm Ratification Proposal). None of the proposals are contingent upon the approval of any other proposal.

Abstentions.  Abstentions will be counted for purposes of determining a quorum at the Annual Meeting. Abstentions are not considered votes cast and therefore will have no effect on the outcome of Proposal 1 (Election of Directors). Abstentions with respect to Proposal 2 (Amendment of the Professional Diversity Network, Inc. 2013 Equity Compensation Plan) and Proposal 3 (Ratifying the Selection of Marcum LLP) will have the same effect as a vote against such proposals.

Broker Discretionary Voting.  If your shares are held in a brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being sent to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote. If you do not give instructions to your brokerage firm or bank, it will still be able to vote your shares with respect to “discretionary” proposals, but will not be allowed to vote your shares with respect to “non-discretionary” proposals. The Company expects that Proposal 3 (Ratifying the Selection of Marcum LLP) will be considered to be a discretionary proposal on which banks and brokerage firms may vote. The Company expects that all other proposals being presented to stockholders at the Annual Meeting will be considered to be non-discretionary items on which banks and brokerage firms may not vote. Therefore, if you do not instruct your broker or bank regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to these proposals. In the case of these non-discretionary items, the shares will be treated as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Your failure to give instructions to your bank or broker will not affect the outcome of Proposal 1, because broker non-votes are not considered votes cast, nor the outcome of Proposal 2 or Proposal 3 because Proposal 2 and Proposal 3 require the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on these proposals and broker non-votes will not be deemed “entitled to vote on the proposal” and therefore broker non-votes are not counted in the vote for these proposals.

Shares Not Present in Person or by Proxy at the Annual Meeting.  Shares not present in person or by proxy at the Annual Meeting will not be counted for purposes of determining a quorum at the Annual Meeting and will have no impact on the outcome of Proposal 1, Proposal 2 or Proposal 3.

Expenses of Proxy Solicitation

Officers, directors and other employees of the Company may solicit proxies in person or by regular mail, electronic mail, facsimile transmission or personal calls. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

The Company will pay all of the expenses of soliciting proxies to be voted at the Annual Meeting. Banks, brokerage firms and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. They will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

Voting Methods

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below.  If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 25, 2017.

Vote on the Internet

If you have Internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions provided on the secure website.  If you vote on the Internet, you do not have to mail in a proxy card.

Vote by Telephone

You can also vote by telephone by calling 1-800-690-6903. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on by telephone, you do not have to mail in a proxy card.

Vote by Mail

If you choose to vote by mail, complete, sign and date the proxy card included with a paper copy of this proxy statement, and return it to the Company’s Secretary. Please allow sufficient time before the date of the Annual Meeting for mailing if you decide to vote by mail.

Vote at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this proxy statement. If you submit a proxy by telephone or via the Internet you should not return the proxy card included with a paper copy of this proxy statement. If you hold your shares through a bank, broker or other nominee you should follow the voting instructions you receive from your bank, broker or other nominee.

Revocability of Proxy

If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking either of the following actions: (i) delivering to the Company’s Secretary a revocation of the proxy or a new proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or (ii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy. Stockholders may also revoke a prior proxy submitted by telephone or on the internet by providing later voting instructions for voting of a later proxy prior to 11:59 P.M. Eastern Time the night of the last business day, June 25, 2017, before the date of the Annual Meeting.

Appraisal Rights

Stockholders have no appraisal rights with respect to any of the matters to be voted upon at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Professional Diversity Network recommends that Professional Diversity Network stockholders vote FOR the election of each nominee for director (Proposal 1), FOR the amendment to the Professional Diversity Network, Inc. 2013 Equity Compensation Plan (Proposal 2) and FOR the ratification of the Company’s selection of Marcum LLP as the Company’s independent registered public accounting firm (Proposal 3).

PROPOSAL 1:  NOMINATION AND ELECTION OF DIRECTORS

Nominees for Director

The Board has nominated the nine persons listed below to be elected as directors at the Annual Meeting.  Directors are to be elected by a plurality vote of the voting power of the Common Stock present in person or by proxy at the Annual Meeting to serve until the next Annual Meeting and until their successors have been duly elected and qualified. All of the nominees are currently members of the Board.

The following table provides the name, age and position of each of our nominees of the Board as of the date of this proxy statement.  There are no family relationships between our executive officers and directors.

Name	Age	Position
James Kirsch	55	Executive Co-Chairman of the Board
Maoji (Michael) Wang	45	Director and Chief Executive Officer
Jingbo (James) Song	63	Executive Co-Chairman of the Board
Star Jones	55	President and Director
David Schramm	67	Director (1) (2) (3)
Lee Hillman	61	Director (1)
Scott Liu	64	Director (3)
Xiaojing Huang	60	Director (2)
Hao Zhang	49	Director (2) (3)

(1)

Member of our audit committee.

(2)

Member of compensation committee.

(3)

Member of our nominating and corporate governance committee.

Set forth below is the name of each nominee for election to the Board, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company that employs such person, if any, the period during which such person has served as a director of the Company, all positions and offices that such person holds with the Company and such person’s directorships over the past five years in other companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940 and the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company.

James Kirsch has served as our Executive Co-Chairman of the Board since November 2016.  He previously served as our Chief Executive Officer and Chairman of the Board from the consummation of our initial public offering in March 2013 until March 2016 and, prior to our initial public offering, served as our Chief Executive Officer and a member of our management board since 2008. Mr. Kirsch served as Chief Strategic Officer at AMightyRiver.com, a division of the Company from 2004 to 2008 and from 1996 to 2001 as Chief Executive Officer of eSpecialty Brands, an online retail company. Previously, Mr. Kirsch served as Chief Executive Officer at iMaternity.com, the ecommerce partner of iVillage.com from 1983 to 1996 and Manager, Vice President and Chief Operating Officer at Dan Howard Industries, a vertically integrated retailer of apparel. He holds a B.S. in Economics and Political Science from University of Arizona. We believe Mr. Kirsch is a valuable asset to the Board because of his experience and vision in leading the Company since 2008.

Maoji (Michael) Wang has been our Chief Executive Officer and a member of the Board since November 2016.  He is also an investor in Cosmic Forward Limited (“CFL”), the Company’s majority stockholder and is currently the managing partner of Beijing Daqian Law Firm, and has held that position since November 2005.  Mr. Wang has also served as a vice president at GNet Group Plc, an e-commerce company based in China, since April 2014, and as Chief Executive Officer of Tibet Weibai Investment Fund Management Co., Ltd. since March 2016, Guangzhou Gaixin Network Technology Development Co., Ltd. since May 2016 and Guangzhou Yougaojiu Marketing Management Co., Ltd. since June 2016.  He has also worked as a supervisor at Guangzhou Wu Wei E-commerce Services Co., Ltd. since January 2015 and Yunnan Linkenuodi Education Information Consulting Co., Ltd. since November 2012. Mr. Wang was originally appointed to our Board and has been nominated to stand for reelection as a director on our Board under the terms of a stockholders’ agreement entered into between the Company and CFL, our majority stockholder, which agreement grants to CFL the right to designate one director nominee for every 9.9% of the total voting power of our common stock that CFL beneficially owns, up to a maximum of six directors.

Jingbo (James) Song has been a member of the Board and its Executive Co-Chairman since November 2016.  He has served as Chairman of GNet Group Plc., an e-commerce company based in China, since March 2016. Before joining GNet Group Plc., Mr. Song was retired. Mr. Song was originally appointed to our Board and has been nominated to stand for reelection as a director on our Board under the terms of a stockholders’ agreement entered into between the Company and CFL, our majority stockholder, which agreement grants to CFL the right to designate one director nominee for every 9.9% of the total voting power of our common stock that CFL beneficially owns, up to a maximum of six directors.

Star Jones has been our President and a member of the Board since September 2014.  She joined NAPW’s predecessor company in September 2011 as its National Spokesperson and became its Chief Development Officer in May 2013 and President in June 2014. Ms. Jones became the “face” of NAPW, tasked with conveying the message, brand and image of NAPW worldwide. As President, she has responsibility for the overall development, expansion and implementation of NAPW’s development and programming strategy. For the last 25 years, Ms. Jones has been a licensed attorney in the State of New York and was formerly a New York homicide prosecutor. Ms. Jones has worked in television for more than 20 years as a journalist, talk show host, commentator, NBC News Legal Correspondent and Veteran Legal Analyst and co-host of ABC’s The View for nine years. She is also regularly seen on NBC’s Today Show and CNN’s Piers Morgan Live as a veteran law and news analyst. Ms. Jones is also an accomplished author who has written two best-selling non-fiction books, You Have to Stand for Something, or You’ll Fall for Anything and Shine...a Physical, Emotional & Spiritual Journey to Finding Love. Her third book, Satan’s Sisters, a fictional account of the behind-the-scenes workings of a daytime talk show, was published in the spring of 2011. In the corporate world, Ms. Jones has been a featured personality for numerous consumer brands including Payless, Saks Fifth Avenue and Kohls, and has appeared on the cover of and/or been featured in a number of major newspapers and magazines in the country on topics ranging from news to lifestyle. Her newest venture, Status, by Star Jones, a collection of women’s apparel for the professional woman, was launched by QVC in the fall of 2013. Since 2011, she has actively participated in the American Heart Association’s National Go Red efforts, has lobbied Congress on behalf of that association and was asked by the Presidential Inaugural Committee to speak at the National Day of Service on heart health during President Obama’s 2013 Inauguration. As the National Volunteer for the American Heart Association, Ms. Jones led NAPW in its efforts to help raise awareness of heart disease during “Heart Month,” helping to raise millions of dollars for much needed research and community outreach. Ms. Jones was selected to serve as a director based on her substantial leadership and networking abilities, as well as her in-depth knowledge of the business of NAPW.

Lee Hillman has been a member of the Board since July 2016.  He has served as the CEO of Performance Health Systems, LLC, or its predecessor, a business manufacturing and distributing PowerPlate® and bioDensity™ branded, specialty health and exercise equipment, since 2009. Mr. Hillman has also served as President of Liberation Advisory Group and Liberation Management Services, LLC since 2003.  Mr. Hillman currently serves as a member of the Board of Directors of HC2 Holdings, Inc., a diversified holding company engaged in acquiring and growing businesses in the United States and internationally. He also serves as a member of the Board of Directors and as lead independent director of Lawson Products, Inc., where he also serves as Chair of the Compensation Committee.  Mr. Hillman also serves as a Trustee of Adelphia Recovery Trust and as a director of Business Development Corporation of America.  He serves as a member of the Audit Committee of each of the aforementioned boards.  Mr. Hillman is a certified public accountant and former audit partner with Ernst & Young, LLP. Mr. Hillman’s experience as a chief executive officer, chief financial officer and/or a director of other public U.S. and international companies and as a former audit partner of an international accounting firm provides valuable insights to our Board.  Mr. Hillman has previously served as a director of public companies which include Lawson Products (NASDAQ: LAWS), HC2 (NASDAQ: HCHC), and Adelphia Recovery Trust (formerly traded OTC).

David Schramm has been a member of the Board since July 2016.  Mr. Schramm is currently retired.  He currently serves as a member of the Board of Directors of Capacitor Science.  From 2014 to 2016, Mr. Schramm served as advisor to the Board of Directors of Maxwell Technologies, Inc., a developer, manufacturer and marketer of energy storage and power delivery products for transportation, industrial, information technology and other applications and microelectronic products for space and satellite applications. From 2007 until 2013, Mr. Schramm was President and CEO of Maxwell Technologies, Inc.  From 2001 to 2006, he was president and chief executive officer of Arrowhead Products Corp., a leading supplier of specialty systems to the aerospace and automotive industries. Previously, he spent the bulk of his business career in a series of senior management and engineering positions with General Motors. Mr. Schramm is a Certified Governance Fellow by the NACD and brings to the Board his extensive managerial experience and expertise in a broad range of board oversight matters.

Xianfang (Scott) Liu has been a member of the Board since November 2016.  Mr. Liu has been a professor and Director of the Center for International Business Studies at the New York Institute of Technology (NYIT) since September 1997.  Since September 2008, Mr. Liu has also served as Executive Associate Dean for Global Programs at NYIT.  From December 2006 to September 2008, he also served as Dean of the School of Management at NYIT. Mr. Liu was originally appointed to our Board and has been nominated to stand for reelection as a director on our Board under the terms of a stockholders’ agreement entered into between the Company and CFL, our majority stockholder, which agreement grants to CFL the right to designate one director nominee for every 9.9% of the total voting power of our common stock that CFL beneficially owns, up to a maximum of six directors.

Xiaojing (Tammy) Huang has been a member of the Board since November 2016.  Ms. Huang was a senior consultant at Shaklee (China) Co., Ltd., a manufacturer and distributor of personal care products based in China, from September 2005 to September 2016.  Ms. Huang was originally appointed to our Board and has been nominated to stand for reelection as a director on our Board under the terms of a stockholders’ agreement entered into between the Company and CFL, our majority stockholder, which agreement grants to CFL the right to designate one director nominee for every 9.9% of the total voting power of our common stock that CFL beneficially owns, up to a maximum of six directors.

Hao (Howard) Zhang has been a member of the Board since November 2016.  Mr. Zhang is a private investor based in China. Mr. Zhang has served as a director of Wealth Power Global Trading Limited since June 2015. Mr. Zhang was originally appointed to our Board and has been nominated to stand for reelection as a director on our Board under the terms of a stockholders’ agreement entered into between the Company and CFL, our majority stockholder, which agreement grants to CFL the right to designate one director nominee for every 9.9% of the total voting power of our common stock that CFL beneficially owns, up to a maximum of six directors.

Required Vote

In order to be elected to the Board, each nominee must receive a plurality of the voting power of the Common Stock present in person or represented by proxy at the Annual Meeting.  Stockholders may only vote for or withhold their votes for the election of the nominees to the Board.  Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum.  Votes that are withheld, abstentions and broker non-votes will have no effect on the election of directors.  Unless instructions to the contrary are specified, as permitted by applicable law and the rules of the Nasdaq Stock Market, the proxy holders will vote the proxies received by them “FOR” each of the director nominees.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The Board has constituted an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee was established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee met on four occasions in 2016 and operates under a charter approved by the Board. The Audit Committee’s primary functions are:

•

to assist the Board with the oversight of the Company’s financial reporting process, accounting functions and internal controls; and

•

the appointment, compensation, retention and oversight of the work of any registered public auditing firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Audit Committee currently consists of Lee Hillman (Audit Committee Chair) and David Schramm, each of whom are independent under the rules of the NASDAQ Stock Exchange.  The Audit Committee meets periodically with the Company’s independent registered public accounting firm, both with and without management present. The Board has determined that Mr. Hillman is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Exchange Act.  A copy of the Audit Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.prodivnet.com. Information on the Company’s website is not incorporated by reference in this proxy statement.

Compensation Committee.  The Compensation Committee met on two occasions in 2016 and operates under a charter approved by the Board.  The Compensation Committee’s primary functions are:

•

annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s overall compensation levels based on this evaluation;

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annually reviewing and approving the annual base salaries and annual incentive opportunities of the Chief Executive Officer and the other executive officers;

•

reviewing and approving the following as they affect the Chief Executive Officer and the other executive officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; and (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and

•

monitoring and evaluating matters relating to the compensation and benefits structure of the Company as the Compensation Committee deems appropriate, including: (a) providing guidance to senior management on significant issues affecting compensation philosophy or policy and (b) evaluating whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

The Compensation Committee currently consists of David Schramm (Compensation Committee Chair), Xiaojing (Tammy) Huang and Hao (Howard) Zhang.  The Compensation Committee also has authority to delegate its responsibilities to a subcommittee. The Company and the Compensation Committee may, from time to time, directly retain the services of consultants or other experts to assist the Company or the Compensation Committee, as the case may be, in connection with executive compensation matters. During the fiscal year ended December 31, 2016, the Compensation Committee engaged Meridian Compensation Partners, LLC to consult regarding executive officer and director compensation for the period beginning January 1, 2017. The Compensation Committee does not believe the risks from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

A copy of the Compensation Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.prodivnet.com. Information on the Company’s website is not incorporated by reference in this proxy statement.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee met on two occasions in 2016 and operates under a charter approved by the Board.  The Nominating and Corporate Governance Committee’s primary functions are:

•

leading the search for individuals qualified to serve as members of the Board and conducting the appropriate inquiries with respect to such persons;

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evaluating the size and composition of the Board and its committees and recommending any changes to the Board;

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reviewing the qualifications of, and making recommendations regarding, director nominations submitted to the Company by shareholders;

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reviewing the Board’s committee structure and recommending to the Board for its approval directors to serve as members of each committee; and

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reviewing and recommending committee slates annually and recommending additional committee members to fill vacancies as needed.

The Nominating and Corporate Governance Committee currently consists of David Schramm (Nominating and Corporate Governance Committee Chair), Xianfang (Scott) Liu and Hao (Howard) Zhang. A copy of the charter of the Nominating and Corporate Governance Committee is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.prodivnet.com. Information on the Company’s website is not incorporated by reference in this proxy statement.

Attendance at Board and Committee Meetings

During the fiscal year ended December 31, 2014, the Board held a total of 19 meetings. Each member of the Board, other than Daniel Marovitz, Stephen Pemberton, Andrea Saenz, Randi Zuckerberg and Donna Brazile (each of whom was replaced on the Board during 2016), attended 80% or more of the meetings of the Board and of the committees of which the director was a member during the fiscal year ended December 31, 2016.  The Company does not have a policy regarding director attendance at Annual Meetings of stockholders, however, all directors are strongly encouraged to attend.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that Messrs. Hillman, Schramm, Liu and Zhang and Ms. Huang are “independent directors” as defined by Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. Under the terms of a stockholders’ agreement entered into between the Company and CFL, our majority stockholder, CFL has right to designate one director nominee for every 9.9% of the total voting power of our common stock that CFL beneficially owns, up to a maximum of six directors.

Board Leadership Structure

The Board does not have a policy requiring that the roles of Chief Executive Officer and Chairman of the Board (or Co-Chairmen of the Board) be separate. The Board believes that the Company and its stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances. From January 1, 2016 through March 30, 2016, Mr. Kirsch served as the Chairman of the Board and the Chief Executive Officer.  The Board believes this was the most appropriate structure for the Company at that time because it made the best use of the experience, skills and availability of Mr. Kirsch.  From March 31, 2016 through November 6, 2016, Mr. Kirsch served as the Chairman of the Board but not as Chief Executive Officer, and from November 7, 2016 through December 31, 2016 Mr. Kirsch and Mr. Song served as Executive Co-Chairmen of the Board.  Additionally, because five of the Company’s nine Board members have been determined by the Board to be “independent,” the Board believes that its current structure provides sufficient independent oversight of management given the Company’s current size, and therefore, the Board has not designated a lead independent director.

Board’s Role in Management of Risk

The Company faces numerous risks more fully described in the Company’s annual and quarterly reports filed with the SEC. The Company’s management bears responsibility for the day-to-day management of risks the Company faces and for communicating the most material risks to the Board and its committees. The Board, as a whole and through its committees, is responsible for company-wide oversight of risk management. The Board and its committees perform their risk management function principally through the receipt of regular reports from management and discussions with management regarding risk assessment and risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes described and implemented by management are adequate and functioning as designed.

Board Nominee Process

The Board has adopted a Nominating and Corporate Governance Committee Charter, which includes the Company’s general director nomination policies.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) believes that it is in the best interest of the Company and its stockholders to obtain highly-qualified candidates to serve as members of the Board. In addition to any past or future policies adopted by the Board, with respect to director nominations, the Nominating Committee will consider any additional factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating Committee Charter specifically requires the Nominating Committee to develop a Board that reflects diversity among its members.  The Nominating Committee is able to assess the effectiveness of the Company’s policy regarding diversity through its regular, required monitoring of the composition of the Board and its committees.  Further, in connection with such regular monitoring, the Nominating Committee Charter specifically requires the Nominating Committee to determine whether it may be appropriate to add individuals with different backgrounds or skills to the Board.

The Nominating Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors and executive search firms. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the procedures governing such recommendations in the Company’s bylaws and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources.

Stockholder Communication with the Board of Directors

Stockholders may communicate with one or more directors or the Board as a whole by sending written communications addressed to such person or persons to the Secretary, Professional Diversity Network, Inc., 801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607, or by sending electronic mail to investor@prodivnet.com.  All communications will be compiled by the Secretary and relayed to the applicable director or directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our corporate website at www.prodivnet.com. Any amendment to, or waiver from, a provision of such code of ethics will be posted on our website. Information on the Company’s website is not incorporated by reference in this proxy statement.

Certain Relationships and Related Party Transactions

The following is a summary of transactions, since January 1, 2016, to which we have been a party in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at December 31, 2015 and December 31, 2016, and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock or certain other related persons had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this proxy statement entitled “Executive Compensation.”

Transactions with Matthew Proman

On November 4, 2016, the Company entered into a Confidential Settlement and Mutual Release of All Claims (the “Release”) with Matthew B. Proman, then the beneficial holder of approximately 15.7% of our outstanding common stock, and a former officer and director of the Company.  Pursuant to the Release, the Company and Mr. Proman agreed among other things that (i) the Company would pay to Mr. Proman $300,000 at the closing of the November 2016 transaction with CFL, (ii) the Separation Agreement and Mutual Release of All Claims, dated July 16, 2015 between Mr. Proman and PDN (the “Separation Agreement”) would be terminated as of November 4, 2016, and (iii) the Seller Promissory Note in the principal amount of $445,000 dated September 24, 2014 in favor of Mr. Proman (the “Promissory Note”) would be terminated as of November 4, 2016.  The Company and Mr. Proman have also agreed that notwithstanding the termination of the Separation Agreement pursuant to the Release, Mr. Proman’s co-sale right is preserved and he continues to hold the options and warrants he held as of November 4, 2016.

Transactions with White Winston

In March of 2016, the Company entered into a Master Credit Facility (the “Credit Agreement”) with White Winston Select Asset Funds, LLC (“White Winston”) under which White Winston provided a revolving credit facility (in the original principal amount up to $5,000,000. At the time that the Company entered into the Credit Agreement, White Winston was not a related party of the Company.  The Credit Agreement was terminated on November 7, 2017.

In connection with the closing of the Credit Agreement, we issued three warrants to White Winston: (i) a warrant (the “Fixed $2.00 Warrant”) to purchase up to 125,000 shares of our common stock at an exercise price of $2.00 per share, (ii) a warrant (the “Pro Rata Warrant”) to purchase at an exercise price of $2.00 per share a certain number of shares of our common stock, up to 218,750 shares, pro rata based on the ratio of the actual advances made under the Master Credit Facility to the maximum principal amount of the Master Credit Facility, and (iii) a warrant (the “Fixed $20 Warrant,” and together with the Fixed $2.00 Warrant and the Pro Rata Warrant, the “Warrants”) to purchase up to 125,000 shares of our common stock at an exercise price of $20 per share. The Fixed $2.00 Warrant and the Pro Rata Warrant are exercisable for five years from the date of issuance and the Fixed $20 Warrant is exercisable for five years beginning on December 30, 2016. As a result of the issuance of the Warrants, under the rules of the SEC, White Winston became the beneficial owner of 15.8% of our outstanding common stock.

In connection with the closing of the Credit Agreement, we also entered into a Board Representation Agreement (the “Board Representation Agreement”) with White Winston. Under the Board Representation Agreement, we granted White Winston the right to designate nominees for election to our Board from the date the principal amount outstanding under the Credit Agreement first exceeds $2,000,000 until such time as White Winston’s ownership interest in our common stock (calculated pursuant to the terms of the Board Representation Agreement) falls below five percent for 60 consecutive days. Pursuant to the terms of the Board Representation Agreement, White Winston also received the right, subject to certain exceptions, to purchase a portion of any shares of common stock and any warrants, options, debentures or other securities exercisable or exchangeable for or convertible into shares of common stock offered for sale by us. The number of new securities White Winston was entitled to purchase were to be determined pursuant to the terms of the Board Representation Agreement in proportion to White Winston’s interest.

On August 10, 2016, we and our wholly-owned subsidiaries, NAPW, Inc., Noble Voice LLC and Compliant Lead LLC, entered into an Amendment to Master Credit Facility and Consent and Waiver Agreement (the “Amendment”) with White Winston. Pursuant to the Amendment, White Winston consented to the acquisition of our common stock by CFL and the other transactions contemplated by the purchase agreement with CFL and waived its participation rights and board representation rights under the Board Representation Agreement in connection therewith. In consideration for the Amendment, we agreed that the Pro Rata Warrant would be fully exercisable, notwithstanding the pro rata formula set forth in the Warrant, and paid a fee of $15,000. In addition, White Winston granted us an option to repurchase its outstanding, in-the-money Warrants following the consummation of part of the transaction by which CFL became our majority stockholder on the terms set forth in the Amendment.

 We were also a party to a Consulting and Monitoring Agreement (the “Consulting Agreement”) with White Winston, pursuant to which we paid to White Winston a monthly monitoring fee at White Winston’s hourly rate and agreed to reimburse White Winston for all reasonable and necessary out of pocket fees and expenses. As of September 30, 2016, we had paid $138,325 to White Winston under the Consulting Agreement.

On November 7, 2016, in connection with the closing of the initial issuance of shares to CFL, we (i) repaid in full amounts owed under the Credit Agreement and (ii) terminated the Credit Agreement and related agreements between us and White Winston, including the Board Representation Agreement. All security interests created under the Credit Agreement were released upon repayment of the amounts due under and the termination of the Master Credit Facility.

Stockholders’ Agreement.  As previously disclosed, in November 2016, we concluded a transaction with CFL pursuant to a stock purchase agreement, the result of which was that CFL became our majority stockholder. At time of the closing of such transaction with CFL, we also entered into a stockholders’ agreement (as amended, the “Stockholders’ Agreement”) with CFL and each of its shareholders: Maoji (Michael) Wang, Jingbo Song, Yong Xiong Zheng and Nan Nan Kou (collectively, the “CFL Shareholders”).  The Stockholders’ Agreement sets forth the agreement of the Company, CFL and the CFL Shareholders relating to board representation rights, transfer restrictions, standstill provisions, voting, registration rights and other matters following the closing of the November transaction between CFL and the Company.

Under the Stockholders’ Agreement, the CFL Shareholders and their respective controlled affiliates (collectively, the “CFL Group”) are prohibited from directly or indirectly acquiring, agreeing to acquire or publicly proposing or offering to acquire any shares of Common Stock directly from PDN or commencing any tender offer or exchange offer for any shares of common stock, in each case which would cause the aggregate beneficial ownership of members of the CFL Group to exceed 54.64% of the then outstanding shares of Common Stock, on a fully-diluted basis.  In addition, members of the CFL Group are prohibited from directly or indirectly acquiring, agreeing to acquire or publicly proposing or offering to acquire directly or indirectly, or commencing any tender offer or exchange offer for, any other capital stock or debt securities of the Company. Any common stock or rights to acquire common stock granted to an affiliate of CFL or a CFL Shareholder in his or her capacity as an employee, director or officer of the Company pursuant to a board-approved compensation or equity plan are excluded from this beneficial ownership cap and are to be excluded from the calculation of the beneficial ownership of members of the CFL Group.

Notwithstanding the foregoing, members of the CFL Group have the right to make open market purchases or privately-negotiated purchases from the Company’s stockholders of additional shares of common stock up to any amount, provided that, as a result of such purchases, the Company does not have fewer than 350 stockholders, thus preventing the CFL Group from causing the Company to fall below the number of stockholders required to maintain a listing on the NASDAQ Capital Market.

For so long as members of the CFL Group beneficially own at least 25% of our outstanding shares of common stock, CFL and the CFL Shareholders have a participation right with respect to any future issuances of our common stock, such that CFL and the CFL Shareholders may purchase an amount of shares necessary to maintain its then-current beneficial ownership interest, up to a maximum of 54.64% of our then-outstanding Common Stock, on a fully-diluted basis, subject to certain exceptions.  This participation right does not apply to any issuance by the Company:

•

as consideration in any merger, acquisition or similar strategic transaction approved by the Board;

•

to directors, officers or employees, advisors or consultants pursuant to a compensation, incentive or similar plan approved by the Board;

•

as a result of the conversion of convertible securities or the exercise of any warrants, options or other rights to acquire PDN’s capital stock; or

•

in an “at the market offering” or other continuous offering of equity securities by PDN.

This participation right also does not apply to the extent that, as a result of the exercise thereof, CFL and the CFL Shareholders would beneficially own greater than 54.64% of PDN’s then outstanding Common Stock, on a fully-diluted basis.

The Stockholders’ Agreement contains standstill provisions that, among other things and subject to certain exceptions, prohibit members of the CFL Group from, directly or indirectly:

•

facilitating, knowingly encouraging, inducing, supporting or becoming a “participant” in, or a member of certain “groups” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) formed for the purposes of acting with respect to, any solicitation  of proxies or consents with respect to any proposal submitted to the holders of our voting securities for their consideration, vote or consent, other than any such proposal included in the Company’s definitive proxy statement including the affirmative recommendation of the Board or any committee thereof;

•

submitting, inducing, facilitating or knowingly encouraging the making or submission by any person or entity to the Board, management or any of our security holders, any proposal or offer providing for or contemplating any merger, acquisition, sale, lease, mortgage, encumbrance or pledge or other transfer of all or a material portion of the assets of, business combination, amalgamation, share exchange, tender or exchange offer, recapitalization, reorganization, spin-off, issuance or sale or purchase or shares of any class of capital stock, dissolution, liquidation or winding up, or any similar transaction, in each case, involving the Company’s or any of its subsidiaries’ securities, assets or businesses, except for an acquisition proposal for all of the outstanding common stock satisfying the conditions described below; or

•

taking any action, directly or indirectly, to change the composition of the Board or its committees such that they no longer satisfy NASDAQ Listing Rule 5605 regarding board and committee independence.

These restrictions generally do not prohibit members of the CFL Group from:

•

making a bona fide acquisition proposal or offer to the Company to acquire all outstanding shares of Common Stock not then beneficially owned by members of the CFL Group, provided such proposal contemplates the acquisition of all shares of Common Stock for 100% cash consideration and is expressly and irrevocably conditioned at the time the proposal is made on the approval of both a committee (a “Special Committee”) of the Board comprised solely of independent directors, a majority of which are not CFL Board Designees (as defined below; currently Mr. Hillman and Mr. Schramm) and the affirmative vote of a majority of the outstanding shares of Common Stock not then beneficially owned by the CFL Group; or

•

transferring their shares of Common Stock in connection with a third-party tender offer or a third-party business combination proposal, provided that:

o

such third-party tender offer or proposal was not commenced or conducted as a result of a breach of the standstill provisions of the Stockholders’ Agreement; and

o

no such transfer shall be permitted during the one-year period following the closing of the Share Issuance (the “Lock-Up Period”) unless the third-party tender offer or proposal has been approved and recommended by a Special Committee or by the Board (including the affirmative vote of a majority of the independent directors, which majority includes at least one independent director that is not a CFL Board Designee).

The Stockholders’ Agreement provides for certain restrictions on the ability of members of the CFL Group to transfer their shares of Common Stock during the Lock-Up Period.  However, members of the CFL Group are permitted to transfer shares of Common Stock to:

•

CFL, one or more CFL Shareholders, any of their respective controlled affiliates, or, in the case of the CFL Shareholders, certain of its family members;

•

certain third-parties as discussed above;

•

to PDN or any of its subsidiaries; or

•

in any transaction approved in advance by the Special Committee or the Board (including the affirmative vote of a majority of the independent directors, which majority includes at least one independent director that is not a CFL Board Designee).

Notwithstanding these restrictions, during the Lock-Up Period, members of the CFL Group may transfer shares of Common Stock at any time, in a single transaction or in multiple transactions, provided the aggregate number of shares transferred may not exceed 10% of the outstanding shares of Common Stock.  In addition, as noted above, members of the CFL Group may transfer their shares of Common Stock during the Lock-Up Period in connection with a third-party tender offer or third-party business combination proposal.

Following the expiration of the Lock-Up Period, members of the CFL Group may transfer their shares of Common Stock without restriction under the Stockholders’ Agreement, provided that, as a result of such transfers, no single transferee acquires beneficial ownership of more than 14.9% of the then-outstanding outstanding shares of Common Stock.

CFL and the CFL Shareholders may transfer or issue capital stock of CFL to any party, as long as the CFL Shareholders continue to own a majority of the outstanding capital stock and voting power of CFL.

Under the Stockholders’ Agreement, CFL and the CFL Shareholders have the right to nominate individuals reasonably acceptable to the Nominating and Governance Committee of the Board for election as directors of PDN (the “CFL Board Designees”), for so long as the CFL Group beneficially owns at least 9.9% of PDN’s total voting power.  For purposes of the Stockholders’ Agreement, “total voting power” means the total number of votes represented by and entitled to be cast by holders of PDN’s outstanding voting securities.

CFL has the right to nominate one director nominee for every 9.9% of total voting power that the CFL Group beneficially owns, provided that, under the Stockholders’ Agreement, CFL will not have the right to nominate more than six directors regardless of how many shares of Common Stock it beneficially owns.  CFL and the CFL Shareholders may assign the right to designate a director to any third party to whom CFL or a CFL Shareholder sells 9.9% of the total voting power.

For so long as the Stockholders’ Agreement is in effect, the size of the Board will be fixed at nine directors.

In addition, unless otherwise approved by the Board (including the affirmative vote of a majority of the independent directors then on the Board, which majority includes at least one independent director that is not a CFL Board Designee), PDN will not utilize any controlled company exceptions to the corporate governance requirements under NASDAQ rules.  As CFL’s board designation rights decrease, so do the number of CFL Board Designees that must be independent.  Specifically, if CFL has the right to designate:

•

Five or six CFL Board Designees, then three must be independent;

•

four CFL Board Designees, then two must be independent;

•

three CFL Board Designees, then one must be independent; and

•

fewer than three CFL Board Designees, then CFL will not be required to designate any independent directors.

At least one CFL Board Designee will serve on each committee of the Board. Consistent with the Stockholders’ Agreement and as described in Item 5.02 below, at the closing of the Share Issuance, the Board appointed Jim Kirsch and Jingbo Song as co-Chairmen of the Board.  If Mr. Kirsch is no longer serving on the Board, then there will be no co-Chairmanship, and Mr. Song or another CFL Board Designee will be the sole Chairman of the Board.  Board Chairmanship will be designated by CFL for so long as CFL has board designation rights under the Stockholders’ Agreement.

PDN will maintain directors’ and officers’ liability insurance for the benefit of each CFL Board Designee on substantially similar terms, conditions and amounts as its current insurance policy, and shall provide the CFL Board Designees with all benefits as currently provided to other directors performing similar roles.

CFL and the CFL Shareholders must cause all of the shares of Common Stock held by the CFL Group to be present for quorum purposes at every meeting of PDN’s stockholders.  In addition, CFL and the CFL Shareholders will cause all of the shares of Common Stock held by the CFL Group to be voted (i) “for” the election of all director nominees approved and recommended by the Board, for so long as PDN is in material compliance with the Stockholders’ Agreement and (ii) “against” any proposal that would have the effect of circumventing the Stockholders’ Agreement.

Pursuant to the Stockholders’ Agreement, following the expiration of the Lock-Up Period, CFL and the CFL Shareholders have unlimited demand, shelf and piggyback registration rights to require PDN to effect a registration under the Securities Act of a resale of the shares of Common Stock acquired by CFL at the closing of the Share Issuance and any other shares of Common Stock acquired by CFL or the CFL Shareholders following the closing.

CFL and the CFL Shareholders have the right to require PDN to file a registration statement every 120 days, and PDN has the right, once per twelve-month period, to delay such filing up to 120 days. PDN is required to use commercially reasonable efforts to cause the registration statement to become effective. PDN is precluded from granting any registration rights to any party in the future that would adversely impact CFL’s registration rights.

PDN, on the one hand, and CFL and the CFL Shareholders, on the other hand, agreed to indemnify each other for any material misstatements or omissions in any registration statement filed pursuant to the registration rights provisions of the Stockholders’ Agreement, provided that the indemnity obligations of CFL and the CFL Shareholders will cover only information provided by them expressly for inclusion in the registration statement and is limited to the amount of net proceeds received by CFL and the CFL Shareholders in the offering to which the registration statement relates.

The registration rights of CFL and the CFL Shareholders under the Stockholders’ Agreement terminate when CFL or the CFL Shareholder, as applicable, no longer holds “registrable securities.”  For purposes of the Stockholders’ Agreement, “registrable securities” means:

•

any shares of Common Stock issued to, purchased or acquired by CFL or a CFL Shareholder (other than in violation of the Stockholders’ Agreement); and

•

any of PDN’s securities issued or issuable to CFL or a CFL Shareholder with respect to any shares of Common Stock (including, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise).

Any particular registrable securities once issued shall cease to be “registrable securities” upon the earliest to occur of:

•

the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act;

•

the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under Securities Act;

•

the date on which such securities may be sold without volume limitations or manner of sale restrictions pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act (without the requirement that we be in compliance with the current public information requirement of such rule);

•

the date on which CFL (or a CFL Shareholder, if applicable) ceases to hold, together with its affiliates, at least 10% of the then outstanding Common Stock; and

•

the date on which such securities cease to be outstanding.

The Stockholders’ Agreement will automatically terminate on the 181st day following the date on which the CFL Group beneficially owns less than 9.9% of the total voting power of the Common Stock, provided that the registration rights provided under the Stockholders’ Agreement will not terminate until CFL and the CFL Shareholders no longer hold any registrable securities as described above.  In addition, the Stockholders’ Agreement will terminate with respect to a CFL Shareholder if it no longer holds any registrable securities and ceases to control CFL, either jointly or solely. The Stockholders’ Agreement may also be terminated by the mutual written consent of the parties or if PDN dissolves.

Additional Equity Purchase by CFL. On January 13, 2017, the Company entered into a stock purchase agreement dated as of January 13, 2017 (the “Additional Purchase Agreement”), with CFL.  Pursuant to the Additional Purchase Agreement, the Company agreed to issue and sell to CFL (the “Additional Share Issuance”), and CFL agreed to purchase, at a price of $9.60 per share (the “Per Share Price”), upon the terms and subject to the conditions set forth in the Additional Purchase Agreement, 312,500 shares of the Company’s common stock. The Per Share Price represented an approximately 3.1% premium to the $9.31 closing consolidated bid price of our common stock on January 12, 2017.

On January 18, 2017, PDN consummated the Additional Share Issuance. As a result of the completion of the Additional Share Issuance, as of January 18, 2017, CFL beneficially owned 54.64% of our outstanding shares of Common Stock, on a fully diluted basis. We received total gross proceeds of $3.0 million from the Additional Share Issuance and approximately $2.8 million in net proceeds from the Additional Share Issuance, after payment of transaction-related expenses.

Policy Regarding Review, Approval or Ratification of Related Party Transactions

The charter of the Company’s Audit Committee sets forth the Company’s policies and procedures for the review, approval or ratification of transactions in which the Company is a participant and the amount exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.  The Audit Committee charter expressly states that the review and approval of such transactions is among the responsibilities of the Audit Committee, unless otherwise delegated to another committee of the Board consisting solely of independent directors.  The Audit Committee is authorized to engage independent counsel and other advisers as it determines is necessary to carry out its duties, including with respect to its review of related party transactions. There are no additional policies stating the standards required to be met for such transactions to be approved; accordingly, the Audit Committee will act within its discretion, subject to its fiduciary and other duties, in deciding whether to approve any related party transaction.

EXECUTIVE COMPENSATION

In this section, we describe our compensation programs and policies and the material elements of compensation for the year ended December 31, 2016 for our Chief Executive Officer, and our two most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000. Other than as disclosed below, we did not have any other employee whose compensation was such that executive compensation disclosure would be required but for the fact that they were not executive officers as of the end of the last fiscal year. We refer to all individuals whose executive compensation is disclosed in this proxy statement as our “named executive officers.”

All share and share-based numbers in the below tables and footnotes thereto reflect the Company’s one-for-eight reverse stock split effected on September 27, 2016.

Our Compensation Committee is responsible for reviewing and evaluating the components of our compensation programs, including employee base salaries and benefit plans. The Compensation Committee will provide advice and recommendations to the Board on such matters. See “Corporate Governance-Meetings and Committees of the Board of Directors” for further details on the role of the compensation committee.

Compensation Consultants

The Company and the Compensation Committee may, from time to time, directly retain the services of consultants and other experts to assist the Company or the Compensation Committee in connection with executive compensation matters. During the fiscal year ended December 31, 2016, the Compensation Committee engaged Meridian Compensation Partners, LLC to consult regarding executive officer and director compensation for the period beginning January 1, 2017.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2016 and December 31, 2015 by the persons who served as our Chief Executive Officer and our two most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Maoji (Michael) Wang	2016	$—	$—	—		$—		$—
Chief Executive Officer(1)
Katherine Butkevich,	2016	$225,000	$—	$230,575	(3)	$—		$455,575
Former Chief Executive Officer(2)
James Kirsch,	2016	$337,261	$—	—		$—		$337,261
Chairman and Former Chief Executive Officer(4)	2015	$327,438	$100,000	—		$—		$427,438
Star Jones,	2016	$300,000	$—	—		$—		$300,000
President, Chief Development Officer	2015	$300,000	$—	$—		$24,895		$324,895
David Mecklenburger,	2016	$259,431	$—	$—		$27,033	(6)	$286,464
Chief Financial Officer(5)	2015	$251,875	$50,000	$—		$—		$301,875

———————

(1)

Mr. Wang was appointed as our Chief Executive Officer on December 22, 2016.

(2)

Ms. Butkevich served as our Chief Executive Officer from March 30, 2016 to December 22, 2016, at which time Ms. Butkevich became Chief Executive Officer of NAPW, Inc., our wholly-owned subsidiary.

(3)

Represents the grant date fair value of the stock options awarded to Ms. Butkevich on September 30, 2016 computed in accordance with FASB ASC Topic 718.  On such date, Ms. Butkevich was granted an option to purchase 57,500 shares of the Company’s common stock at an exercise price of $8.19, of which one-third of such options were immediately exercisable on the date of the grant, one-third vested and became exercisable on March 31, 2017 and the remaining one-third vest and become exercisable on March 31, 2018.  Please refer to Note 11 of our Quarterly Report on Form 10-Q for the three months ended September 30, 2016 for the assumptions utilized in calculating the fair value.

(4)

Mr. Kirsch served as our Chairman and Chief Executive Officer until March 30, 2016. On March 30, 2016, our Board re-designated Mr. Kirsch from his position as our Chief Executive Officer to serve as Executive Chairman with management responsibility for the Company’s PDN Network and Noble Voice divisions.

(5)

Mr. Mecklenburger resigned as our Chief Financial Officer effective December 31, 2016.

(6)

Consists of payment of unused paid time off.

Employment Agreements with Named Executive Officers

In 2016, we entered into an employment agreement with Katherine Butkevich, who served as our Chief Executive Officer from March 30, 2016 through December 22, 2016 (the “Butkevich Employment Agreement”) and Maoji (Michael) Wang, who became our Chief Executive Officer effective December 22, 2015 (the “Wang Employment Agreement”).  We have also previously entered into employment agreements with (i) James Kirsch, our Co-Chairman of the Board, who served as our Chairman and Chief Executive Officer through March 30, 2016; (ii) Star Jones, our President; and (iii) David Mecklenburger, who served as our Chief Financial Officer through December 31, 2016 (each such agreement, a “2014 Employment Agreement,” collectively, the “2014 Employment Agreements.”

2014 Employment Agreements

The employment agreement with Mr. Kirsch provides that he will serve as the Company’s Chief Executive Officer and may be designated to serve as Executive Chairman of the Board and receive an annual base salary of $275,000. Ms. Jones’s Employment Agreement provides that she will serve as the Company’s President and receive an annual base salary of $300,000. Mr. Mecklenburger’s Employment Agreement provided that he would serve as the Company’s Chief Financial Officer and would receive an annual base salary of $200,000. Effective January 1, 2015, upon the approval of the Board, Mr. Kirsch’s annual base salary was increased from $275,000 to $325,000 and Mr. Mecklenburger’s annual base salary was increased from $200,000 to $250,000.  Mr. Kirsch’s Employment Agreement provides that his base salary will be automatically increased annually by the greater of 3% of his then current base salary or the annual percentage increase in the Consumer Price Index. Mr. Mecklenburger’s Employment Agreement contained an identical provision regarding the automatic annual increase of his base salary.

Each of the 2014 Employment Agreements provides, and Mr. Mecklenburger’s Employment Agreement provided, for an initial term of three years that automatically renews for successive one-year terms unless either party provides advance written notice of its intention to terminate the employment agreement.  In March 2016, Mr. Kirsch became our Executive Chairman and Katherine Butkevich was appointed Chief Executive Officer.  As a result, the term of Mr. Kirsch’s Employment Agreement was automatically renewed for another three years, and his base salary in effect immediately prior to his change in role cannot be reduced.

The 2014 Employment Agreements provide, and Mr. Mecklenburger’s Employment Agreement provided, that each of Messrs. Kirsch and Mecklenburger and Ms. Star Jones will be eligible to receive an annual bonus and have his or her salary reviewed each year by the Board. In addition, Messrs. Kirsch and Mecklenburger and Ms. Jones will be reimbursed for all reasonable business expenses incurred in the ordinary course of business and taking into consideration each such executive officer’s unique responsibilities within the Company.  The 2014 Employment Agreements also generally allow each of the executives to participate in all benefit plans and programs offered by the Company.

Under the terms of the 2014 Employment Agreements, each of Messrs. Kirsch and Mecklenburger and Ms. Jones is subject to non-competition, non-interference and non-raiding restrictive covenants during their employment and 18 months following the named executive officer’s last day of employment with the Company. In the event that employment is terminated without “cause” or Messrs. Kirsch and Mecklenburger and Ms. Jones resign for “good reason” (as those terms are defined by the 2014 Employment Agreements), the post-employment restrictive covenant period may not extend past the severance period (as described below). The 2014 Employment Agreements also contain customary confidentiality, work product and return of Company property covenants.

The 2014 Employment Agreements provide each of Mr. Kirsch and Ms. Jones, and Mr. Mecklenburger’s Employment Agreement provided him, with severance pay in the event they are terminated without “cause” or resign for “good reason.”  Upon such a termination of employment, they are entitled to continue to receive their monthly salary at the then current rate for the greater of six months or the number of remaining whole months in their term (whether the initial term or an extension), as well as a pro rata bonus based on the Company’s actual performance for the year in which such termination occurs.  Finally, Ms. Jones’ Employment Agreement also provides that she will become immediately fully vested in any unvested shares of restricted stock granted to her in connection with the merger with NAPW, Inc. upon her termination without “cause” or her resignation for “good reason.”

Butkevich Employment Agreement

The Butkevich Employment Agreement provides for an initial term of two years, and is subject to extension upon agreement of the Company and Ms. Butkevich unless either party provides advance written notice of its or her intention not to extend.  Under the Butkevich Employment Agreement, Ms. Butkevich will receive an annual base salary of $300,000, subject to increase, but not decrease, in the sole discretion of the Board or the Compensation Committee.  Ms. Butkevich will be eligible to receive an annual incentive bonus, at a target amount of not less than her base salary, based upon the achievement of one or more performance goals, targets, measurements and other factors, established for such year by the Compensation Committee.  Ms. Butkevich will also participate in all benefit plans and programs, subject to certain conditions and exceptions, as are generally provided by the Company to its other senior executive employees.

Under the terms of the Butkevich Employment Agreement, Ms. Butkevich is subject to non-solicitation, non-competition and non-interference restrictive covenants during her employment and for the 12-month period following her last day of employment with the Company.  The Employment Agreement also contains customary confidentiality, work product and return of Company property covenants.

In addition, Ms. Butkevich is entitled to severance pay if she is terminated without “cause” or resigns for “good reason,” each as defined in the Butkevich Employment Agreement.  Upon such termination, provided that she executes a release and waiver agreement, Ms. Butkevich will be entitled to receive an amount equal to the sum of her base salary, any earned but unpaid bonus for the year prior to the year of termination, and the pro rata portion of any bonus earned for the year in which termination occurs, as well as continuation of applicable benefits for a period of 12 months following her termination.

Wang Employment Agreement

The Wang Employment Agreement with Mr. Wang was executed on March 9, 2017 (the “Wang Effective Date”) with a retroactive effective date for purposes of base compensation of December 22, 2016.  The Wang Employment Agreement continues until terminated in writing by either party or earlier terminated pursuant to the provisions of the Wang Employment Agreement.  Under the Wang Employment Agreement, Mr. Wang will receive an annual base salary of $320,000, subject to adjustment in the sole discretion of the Board or the Compensation Committee of the Board; provided however, that such annual base salary may not be decreased until the first anniversary of the Wang Effective Date.  Mr. Wang will be eligible to receive an annual incentive bonus, at a target amount of not less than his base salary, based upon the achievement of one or more performance goals, targets, measurements and other factors, established for such year by the Board or the Compensation Committee.  Mr. Wang will also participate in all benefit plans and programs, subject to certain conditions and exceptions, as are generally provided by the Company to its other senior executive employees.

Under the terms of the Wang Employment Agreement, Mr. Wang is subject to non-solicitation, non-competition and non-interference restrictive covenants during his employment and for the 12-month period following his last day of employment with the Company.  The Wang Employment Agreement also contains customary confidentiality, work product and return of Company property covenants.

In addition, Mr. Wang is entitled to severance pay if he is terminated without “cause” or resigns for “good reason,” each as defined in the Wang Employment Agreement.  Upon such termination, provided that he executes a release and waiver agreement, Mr. Wang will be entitled to receive an amount equal to the sum of his base salary, any earned but unpaid bonus for the year prior to the year of termination, and the pro rata portion of any bonus earned for the year in which termination occurs, as well as continuation of applicable benefits for a period of 12 months following his termination.

In connection with the approval of the Wang Employment Agreement, the Board also granted to Mr. Wang, subject to the approval of the amendment to the Company’s 2013 Equity Compensation Plan discussed under the heading “Proposal 2: Approval of Amendment to 2013 Equity Compensation Plan” in this proxy statement, a non-qualified stock option to purchase 210,000 shares of the Company’s common stock.  The option will vest in accordance with the following schedule: (i) 1/3 of the shares underlying the option will vest immediately upon award, (ii) 1/3 of the shares underlying the option will vest on the first anniversary of the Wang Effective Date, and (iii) 1/3 of the shares underlying the option will vest on the second anniversary of the Wang Effective Date. The grants are subject to the approval of the amendment to the Company’s 2013 Equity Compensation Plan discussed under the heading “Proposal 2: Approval of Amendment to 2013 Equity Compensation Plan” in this proxy statement.

Additionally, on March 9, 2017 (the “Xiao Effective Date”), the Company entered into an employment agreement (the “Xiao Employment Agreement”) with Jiangping Xiao, the Company’s Chief Financial Officer.  The Xiao Employment Agreement continues until terminated in writing by either party or earlier terminated pursuant to the provisions of the Xiao Employment Agreement.  Under the Xiao Employment Agreement, Mr. Xiao will receive an annual base salary of $200,000, subject to adjustment in the sole discretion of the Board or the Compensation Committee of the Board; provided, however, that such annual base salary may not be decreased.  Mr. Xiao will be eligible to receive an annual incentive bonus in an amount equal to up to fifty percent (50%) of his base salary, based upon the achievement of one or more performance goals, targets, measurements and other factors, established for such year by the Compensation Committee.  Mr. Xiao will also participate in all benefit plans and programs, subject to certain conditions and exceptions, as are generally provided by the Company to its other senior executive employees.  Under the terms of Xiao Employment Agreement, Mr. Xiao is subject to non-solicitation, non-competition and non-interference restrictive covenants during his employment and for the 18-month period following his last day of employment with the Company.  The Xiao Employment Agreement also contains customary confidentiality, work product and return of Company property covenants.  In addition, Mr. Xiao is entitled to severance pay if he is terminated without “cause” or resigns for “good reason,” each as defined in the Xiao Employment Agreement.  Upon such termination, provided that he executes a release and waiver agreement, Mr. Xiao will be entitled to receive an amount equal to six months of his base salary, any earned but unpaid bonus for the year prior to the year of termination, and the pro rata portion of any bonus earned for the year in which termination occurs, as well as continuation of applicable benefits for a period of six months following his termination.  In connection with the approval of the Xiao Employment Agreement, Mr. Xiao is also entitled to receive a non-qualified stock option to purchase 30,000 shares of the Company’s common stock.  The option will vest in accordance with the following schedule: (i) 1/3 of the shares underlying the option will vest immediately upon award, (ii) 1/3 of the shares underlying the option will vest on the first anniversary of the Xiao Effective Date, and (iii) 1/3 of the shares underlying the option will vest on the second anniversary of the Xiao Effective Date. The grants are subject to the approval of the amendment to the Company’s 2013 Equity Compensation Plan discussed under the heading “Proposal 2: Approval of Amendment to 2013 Equity Compensation Plan” in this proxy statement.

Outstanding Equity Awards at December 31, 2016

The following table sets forth the equity awards we have made to our named executive officers that were outstanding as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)		Market Value of shares or units that have not vested ($)
Maoji (Michael) Wang	—	—		—	—	—		—
Katherine Butkevich	19,167	38,333	(1)	$8.19	09/30/2026	—		—
James Kirsch	—	—		—	—	—		—
Star Jones	—	—		—	—	79,925	(2)	$436,389	(3)
David Mecklenburger	2,500	1,250	(4)	$27.6	3/31/2024	—		—

———————

(1)

Represents unvested portion of an award of options to purchase 57,500 shares of the Company’s common stock.  The stock options awarded pursuant to this stock option grant vest and become exercisable in accordance with the following schedule: (i) 1/3 of the shares underlying the option vested immediately on the date of grant, (ii) 1/3 of the shares underlying the option vested on March 31, 2017, and (iii) 1/3 of the shares underlying the option will vest on March 31, 2018.

(2)

Represents unvested portion of an award of 119,887 shares of restricted stock granted to Ms. Jones pursuant to a Restricted Stock Agreement entered into on December 30, 2014. The Restricted Stock Agreement provides that Ms. Jones may become vested in her shares of Restricted Stock according to the following schedule, contingent upon her continued employment with the Company (or a subsidiary) on such date: (i) 33 1/3% of the shares of Restricted Stock vested on September 24, 2015; (ii) 33 1/3% of the shares of Restricted Stock vested on September 24, 2016; and (iii) 33 1/3% of the shares of Restricted Stock will vest on September 24, 2017.

(3)

The market value of the unvested portion of Restricted Stock is calculated by multiplying the closing price of the Company’s common stock on December 30, 2016 ($10.92) by the number of unvested shares of Restricted Stock.

(4)

Represents unvested portion of an award of options to purchase 3,750 shares of the Company’s common stock. The stock options awarded pursuant to this stock option grant vest and become exercisable in accordance with the following schedule: (i) 1/3 of the shares underlying the option vested on March 31, 2015, (ii) 1/3 of the shares underlying the option vested on March 31, 2016, and (iii) 1/3 of the shares underlying the option will vest on March 31, 2017.

Director Compensation

During 2016, we paid our non-employee directors the following fees in cash: (1) $500 or $1,500 for each Board meeting attended telephonically or in person, respectively, (2) $500 for each Committee meeting attended, (3) $2,500 for serving on the Audit Committee and $2,500 for serving as the Audit Committee Chair and (4) $1,000 for serving on the Compensation Committee and $1,000 for serving as the Compensation Committee Chair.

Messrs. Wang and Kirsch and Ms. Butkevich served as our Chief Executive Officer and Ms. Jones served as our President during 2016. As executive officers, these individuals are not compensated for their service as directors.

The following table details the total compensation earned by the Company’s non-employee directors in 2016:

Name	Fees Earned or Paid in Cash ($)		All Other Compensation ($)		Total ($)
Donna Brazile	$2,000	(1)	$—		$2,000
Barry Feierstein	$1,500	(2)	$9,000	(3)	$10,500
Lee Hillman	$13,500	(4)	$—		$13,500
Xiaojing Huang	$500	(1)	$—		$500
Xianfang Liu	$500	(1)	$—		$500
Daniel Marovitz	$8,000	(5)	$—		$8,000
Stephen Pemberton	$7,000	(6)	$—		$7,000
Andrea Sáenz	$10,500	(7)	$—		$10,500
David Schramm	$11,000	(8)	$—		$11,000
Jingbo Song	$500	(1)	$—		$500
Hao Zhang	$500	(1)	$—		$500
Randi Zuckerberg	$1,000	(1)	$—		$1,000

———————

(1)

Represents Board meeting fees earned during 2016.

(2)

Represents Board meeting fees earned during 2016. Mr. Feierstein resigned from the Board in June 2016.

(3)

Represents fees paid to Mr. Feierstein for consulting services provided to the Company during 2016.

(4)

Represents Board meeting fees earned during 2016 as well as fees earned for Mr. Hillman’s service as Chair of the Audit Committee and as a member of the Compensation Committee.  Mr. Hillman joined our Board in July 2016.

(5)

Represents Board fees earned during 2016 as well as fees earned for Mr. Marovitz’s service as Chair of the Audit Committee and as a member of the Compensation Committee. Mr. Marovitz resigned from the Board in June 2016.

(6)

Represents Board meeting fees earned during 2016 as well as fees earned for Mr. Pemberton’s service as a member of the Compensation Committee. Mr. Pemberton resigned from the Board in November 2016.

(7)

Represents Board and committee meeting fees earned during 2016 as well as fees earned for Ms. Sáenz’s service as a member of the Audit and Compensation Committees.

(8)

Represents Board meeting fees earned during 2016 as well as fees earned for Mr. Schramm’s service as Chair of the Compensation Committee and as a member of the Audit Committee.  Mr. Schramm joined our Board in July 2016.

The table below sets forth the unexercised options held by each of our non-employee directors outstanding as of December 31, 2016.

Name	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2016
Donna Brazile	638
Barry Feierstein	—
Lee Hillman	—
Xiaojing Huang	—
Xianfang Liu	—
Daniel Marovitz	—
Stephen Pemberton	638
Andrea Sáenz	638
David Schramm	—
Jingbo Song	—
Hao Zhang	—
Randi Zuckerberg	638

PROPOSAL 2: APPROVAL OF AMENDMENT TO 2013 EQUITY COMPENSATION PLAN

The Professional Diversity Network, Inc. 2013 Equity Compensation Plan (the “Plan”) originally authorized for issuance 500,000 shares of Common Stock of the Company, of which 101,143 shares remained available for future grants as of April 24, 2015. On June 3, 2015, the Company’s stockholders voted to approve Amendment No. 1 to the Plan (the “2015 Amendment”), which amended the Plan to increase the total number of shares reserved for grants of awards under the Plan by 1.3 million shares to a total of 1.8 million shares.

At the Company’s annual meeting held on September 26, 2016, the Company’s stockholders voted to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), such that the shares of the Common Stock would be combined and reclassified into one share of Common Stock at a ration within the range between 1-for-2 and 1-for-15, such ratio to be determined by the Board in its discretion.  On September 27, 2016, the Company effected a 1-for-8 split of its common stock, that ratio having been determined by the Board (the “Reverse Stock Split”).   As a result of the Reverse Stock Split, the total shares reserved for grants of awards under the Plan were reduced from 1.8 million shares to 225,000 shares.

You are being asked to approve Amendment No. 2 to the Plan (the “2017 Amendment”), which amends the Plan to increase the total number of shares reserved for grants of awards under the Plan by 390,000 shares to a total of  615,000 shares. A copy of the Plan and the 2017 Amendment are attached as Appendix A and Appendix B hereto, respectively. Our Board believes that the approval of the 2017 Amendment is in the best interests of the Company and its stockholders because it will provide the Company an adequate number of shares reserved for issuance under the Plan to grant as awards designed to attract, motivate and retain qualified individuals who are essential to our success.

Key Component of Compensation

The Plan is a key component of our incentive compensation program. The Plan is designed to further our long term stability and financial success by attracting, retaining and motivating our directors, officers, employees and consultants through the use of incentives and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company. The Plan includes a mechanism to provide incentive awards to participants through the use of stock options (both incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and annual incentive awards. Those persons who receive incentive awards under the Plan are referred to as “Participants.”

Requested Shares Authorization

•

The 2017 Amendment authorizes 390,000 shares, plus the shares that remain unissued under the Plan when the 2017 Amendment takes effect.

•

As a relatively newly publicly-traded company, the Company does not have a long history of grant practices on which to rely.  Based on awards granted during our prior fiscal year and our anticipated incentive compensation program, the Company estimates that this request should be sufficient to grant equity as a portion of compensation for the next three years.

•

When determining the number of additional shares to request, the Company also considered its significant recent growth and corresponding increase in key individuals and directors that will likely participate in the Plan.  The Company also considered the fact that the Compensation Committee recently approved a compensation plan for the board that will require additional equity to be available for issuance under the Plan.

This following summary is subject to the more complete description of the terms and conditions of the Plan contained the full text of the Plan and the 2017 Amendment, which are attached hereto as Appendix A and Appendix B, respectively.

Effective Dates of the Plan and the 2015 and 2017 Amendments

The Plan was originally effective March 8, 2013. The 2015 Amendment was effective upon approval by the Company’s stockholders on June 3, 2016.  The 2017 Amendment was adopted in April 2017, subject to and effective upon the approval of our stockholders. If not sooner terminated, the Plan will terminate on March 8, 2023. Any awards made prior to the date the Plan is terminated will continue in effect pursuant to the terms of the award and the Plan.

Eligibility

Any person who is an employee of the Company or any affiliate, a member of the Board of Directors of the Company, or a consultant, advisor or independent contractor who provides services to the Company or any affiliate, a total of approximately 300 or fewer people, can be considered by the Committee for grants of awards under the Plan. The Committee has sole and complete discretion to determine the Participants who receive awards pursuant to the Plan and to determine the type and terms and conditions of any award.

Administration

The Plan is administered and interpreted by the Compensation Committee of the Board of Directors (the “Committee”). The Committee has the authority to take any and all actions necessary or desirable in its sole discretion, in connection with the administration of the Plan. In connection with the administration, the Committee may:

•

prescribe, amend and rescind rules and regulations relating to the Plan;

•

determine who is eligible to participate in the Plan and, if eligible, to which eligible persons awards may be granted and the timing, price, vesting and other terms and conditions of the awards;

•

to establish, verify, adjust, reduce and/or waive any performance goals relating to any award;

•

prescribe and amend the terms and conditions of any document relating to any award; and

•

interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any award granted under the Plan

All decisions, determinations and interpretations made by the Committee are final and binding on all eligible persons and Participants in the Plan.

Common Shares Available for Incentive Awards

If this Proposal 2 is approved, the number of common shares of the Company available for issuance under the Plan, will be 390,000 shares plus the total number of shares remaining available for issuance under the Plan as of the effective date of the 2017 Amendment (the “Previously Reserved Shares”). The Previously Reserved Shares were authorized by the Company’s stockholders for reservation under the Plan.

As of May 1, 2017:

•

Approximately 225,000 shares remained available for issuance under the Plan;

•

There were no restricted shares of the Company, granted under the Plan that are issued and outstanding, but which have not yet vested and are subject to forfeiture;

•

There were 64,064 options of the Company granted under the Plan that are outstanding with all current executive officers as a group holding 61,875 options, all current non-employee directors as a group holding no options, and all employees (including all current officers who are not executive officers) as a group holding 2,189 options, excluding the 240,000 shares underlying options granted by the Board to Messrs. Wang and Xiao that are subject to the approval by PDN’s stockholders of the amendment to the Professional Diversity Network, Inc. 2013 Equity Compensation Plan described under the heading “Proposal 2: Approval of Amendment to 2013 Equity Compensation Plan”; and

•

There were no restricted shares, stock appreciation rights or other stock incentive awards outstanding under the Plan.

Shares of Common Stock covered by an incentive award shall only be counted as used to the extent shares are actually delivered. If the outstanding shares of Common Stock shall be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, reorganization, or other corporate event, the Committee may, appropriately and equitably adjust the number and kind of shares which are subject to the Plan or any awards so as to maintain the proportionate number of shares without changing the aggregate exercise or settlement price.

The Company’s Common Stock is traded on the NASDAQ Global Market. The last reported sales price of the Company’s Common Stock on April 28, 2017 was $8.35 per share.

Types of Incentive Awards That May Be Granted Under the Plan

Any award will be governed by the terms of the Plan and an award agreement or other documents, if any, between the Company and the Participant receiving the award.

Incentive Stock Options.

The Committee may grant an incentive stock option at its discretion at any time or from time to time or automatically upon the occurrence of an event. Any incentive stock option shall be granted pursuant to one or more award documents which will contain provisions determined by the Committee including the number of shares, the purchase price (not less than fair market value on the grant date, though greater for certain shareholders (see below)), the term of the option, any vesting and restrictions on transfer, among other restrictions. An incentive stock option granted to a Participant under this Plan is a right to purchase shares of the Company’s Common Stock. Incentive stock options may be granted only to employees. If certain terms and conditions are met by the Company and the Participant, an incentive stock option is given favorable tax treatment to the Participant under the Internal Revenue Code of 1986, as amended (the “Code”). See the “Federal Income Tax Consequences” section below for a discussion of the difference in tax treatment.

In order to receive the favorable tax treatment, the exercise provisions for an incentive stock option must be no more favorable than the following terms and conditions:

•

The incentive stock option cannot be exercised later than the first to occur of 10 years after the grant date, three months after the Participant’s retirement or termination of employment with the Company and its affiliates and one year after the Participant’s termination of employment with the Company and its affiliates due to death or disability.

•

Only the first $100,000 in fair market value (determined at the time of grant of the incentive stock option) of incentive stock options that first become exercisable in any calendar year will be treated as incentive stock options and the excess will be treated as nonqualified stock options.

•

If an incentive stock option is granted to a person who owns more than 10% of the total combined voting power of all classes of capital stock of the Company (or any subsidiary), then the exercise price will not be less than 110% of the fair market value on the grant date and the incentive stock option will not be exercisable more than 5 years after the grant date.

Nonqualified Stock Options.

The Committee may grant a nonqualified stock option at its discretion at any time or from time to time or automatically upon the occurrence of an event. Any nonqualified stock option shall be granted pursuant to one or more award documents which will contain provisions determined by the Committee including without limitation, the number of shares, the purchase price (not less than fair market value on the grant date), the term of the option, any vesting and restrictions on transfer. A nonqualified stock option granted to a Participant under this Plan is a right to purchase shares of the Company’s Common Stock. Nonqualified stock options may be granted to employees, members of the Board of Directors, consultants and other service providers to the Company or any affiliates. Unlike an incentive stock option, a nonqualified stock option is not given favorable tax treatment under the Code. See the “Federal Income Tax Consequences” section below for a discussion of the difference in tax treatment.

Stock Appreciation Rights.

The Committee may grant an award of stock appreciation rights (“SARs”) at its discretion at any time or from time to time.  SARs under the Plan may be freestanding or tandem SARs, or any combination of the two. Each SAR award shall be evidenced by an award agreement and shall specify the grant price, the term of the SAR, and other provisions, including restrictions, determined by the Committee. The Committee shall have discretion in determining the number of SARs to be granted to each Participant, and determining the terms and conditions of the SARs. The grant price for a freestanding SAR shall be determined by the Committee, but shall not be less than the fair market value of a share of the Company’s Common Stock on the grant date. The grant price of a tandem SAR shall be equal to the option price of the option to which it relates. Freestanding SARs may be exercised upon whatever terms and conditions the Committee imposes, while tandem SARs may only be exercised with respect to shares for which their related options are then exercisable. At the discretion of the Committee, payment upon SAR exercise may be in cash, shares or any combination of the two, or in another manner approved by the Committee.

Restricted Stock and Restricted Stock Units.

The Committee may grant restricted stock or Restricted Stock Units to Participants in such amounts as it determines from time to time. RSUs are similar to restricted stock, except no shares are actually awarded to the Participant on the grant date. Each restricted stock or RSU grant shall be evidenced by an award agreement that specifies the restriction periods, the number of shares or restricted stock or the number of RSUs granted, and other provisions and restrictions determined by the Committee, including, a requirement that Participants pay a purchase price for each share of restricted stock or RSU, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting after the attainment of performance goals and time based restrictions alone, among other restrictions.

The Company may retain certificates representing shares of restricted stock until all restrictions applicable to the shares lapse. RSUs shall be paid in shares, unless otherwise provided in an award agreement. Unless otherwise determined by the Committee, to the extent permitted or required by law, Participants holding restricted stock may be granted voting rights even though the shares are subject to restrictions. Participants shall have no voting rights with respect to RSUs.

Other Stock-Based Awards.

The Committee may grant other equity-based awards in such amounts and subject to such terms and conditions determined by the Committee. Such awards might be paid in cash, based on share value, or they may involve the transfer of shares to Participants. The Committee may establish performance goals for such awards.

Annual Incentive Award

The Committee may designate employees who are eligible to receive a monetary payment in any Plan year based on a percentage of an incentive pool determined by reference to one or more performance measures. The Committee shall allocate an incentive pool percentage to each designated employee for each Plan year, and the sum of the incentive pool percentages for all employees cannot exceed 100% of the total pool. An employee’s allocated portion of the incentive pool is subject to adjustment downward in the sole discretion of the Committee, though the allocated portion may not be increased, including as a result of any reduction in another employee’s allocated portion.

In the event the Committee desires for the incentive award to satisfy the requirements of Section 162(m) of the Code in order to guarantee that the Company may deduct such payments, then the performance criteria shall be measured based on one or more of the performance goals described in the Plan. Examples of performance goals described in the plan include earnings per share, return on equity and total shareholder return, among others.

Applicable Withholding Taxes

The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

With respect to withholding required as the result of a taxable event arising as a result of an incentive award granted under the Plan, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement in whole or in part, by having the Company withhold shares of Common Stock having a fair market value on the date of withholding equal to the minimum statutory total tax that could be imposed on the transaction.

Change in Control

Upon a dissolution of the Company, a merger or consolidation involving the Company, a sale of substantially all of the assets of the Company, a change in majority ownership of the Company or another transaction or event resulting in a change in control of the Company, the Committee may take such actions with respect to the Plan and awards granted under the Plan as it deems appropriate and the documentation regarding such a transaction may mandate the treatment of such awards.

If provided in an award agreement or otherwise determined by the Committee, upon a Change in Control, all then-outstanding options and stock appreciation rights shall become fully vested and exercisable, and all other then-outstanding awards shall vest in full and be free of restrictions.  The Committee will not be required to treat all awards similarly in a Change in Control.

Termination of the Plan

The Committee may terminate the Plan and any incentive award in whole or in part at any time subject to certain restrictions.  If not sooner terminated, the Plan will terminate on March 8, 2023.  Any awards made prior to the date the Plan is terminated will continue in effect pursuant to the terms of the award and the Plan.

Amendment of the Plan or Incentive Awards

The Board of Directors may amend the Plan and any document governing any award at any time. The Company’s stockholders must approve any amendment by the Board which increases the maximum number of shares of Common Stock for which awards may be granted under the Plan or other material changes that require stockholder approval under the law, regulations or applicable stock exchange rules. Any amendment of the Plan or any document governing any award by the Board shall not impair the rights of any award holder without such award holder’s consent, unless the amendment is in connection with compliance with Section 409A of the Code, or otherwise required to satisfy any law or regulation or to meet the requirements of applicable stock exchange rules.

Transferability of Incentive Awards

Rights under the Plan are not transferable, except by will or the laws of descent and distribution, and during the Participant’s life are exercisable only by the Participant.

New Plan Benefits

It is not possible at this time to determine the benefits that will be received by executive officers or other employees, directors or consultants of the Company under the Plan if it is approved by our stockholders.  The Summary Compensation Table and Director Compensation Table above disclose the Company’s grant practices for the last fiscal year. Future benefits will depend on future actions of the Committee and on the fair market value of the shares of Common Stock of the Company at various future dates and the extent to which performance goals set by the Compensation Committee are met.

With respect to directors, in 2017, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) to evaluate, among other things, director compensation.  On February 22, 2017, the Board unanimously adopted Meridian’s proposed fiscal year 2017 compensation program for non-employee directors, which includes the following fees in cash:  (1) $30,000 annual Board fee, (2) $1,500 Board fee for meetings attended in excess of 8 meetings, (3) $5,000 for serving on the Audit Committee and $10,000 for serving as Audit Committee Chair, (4) $4,000 for serving on the Compensation Committee and $7,500 for serving as Compensation Committee Chair, (5) $2,500 for serving on the Nominating and Corporate Governance Committee and $5,000 for serving as Nominating and Corporate Governance Committee Chair, and (6) $1,500 for committee meetings attended in excess of 8 meetings.

Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award.  Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment or otherwise. Recipients of options or other awards should not rely on this discussion for individual tax advice, as each recipient’s situation and the tax consequences of any particular award will vary depending on the specific facts and circumstances involved. Each recipient is advised to consult his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

Grant of Option

As the holder of an option, a Participant will not recognize any taxable income at the time an option is granted to him or her and the Company will not be entitled to a federal income tax deduction at that time unless an option is granted at an exercise price below fair market value. If an option is granted below fair market value, the grant may be treated as a deferral of income pursuant to Section 409A of the Code and the difference between fair market value and the option exercise price would be treated as deferred income which would be taxed as current income for income tax purposes as well as be subject to a 20% excise tax. Currently the Plan does not permit the grant of an option at below fair market value of the underlying share on the grant date.

Exercise of Incentive Stock Options

No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise.  The excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum tax” at the date of exercise. If the option holder holds the shares of Common Stock purchased for not less than two years after the date the incentive stock option was granted and not less than one year after the acquisition of such shares of Common Stock, the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction.

If the shares of Common Stock acquired upon exercise of an incentive stock option are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the option holder will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock purchased at the time of exercise  over the aggregate option exercise price or (ii) the excess of the amount realized upon disposition of such shares of Common Stock over the option exercise price the Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the option holder. The excess, if any, of the amount realized upon disposition of the shares of Common Stock in a disqualifying disposition over the fair market value of the shares of Common Stock at the time of exercise will constitute capital gain.

Exercise of Nonqualified Stock Options

Taxable ordinary income will be recognized by the holder of an option that does not qualify as an incentive stock option and is therefore a nonqualified stock option at the time of exercise, in an amount equal to the excess of the fair market value of the shares of Common Stock purchased at the time of such exercise over the aggregate option exercise price the Company will be entitled to a federal income tax deduction equal to that amount. The option holder will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of a subsequent sale of the shares. The capital gain or loss will be short term or long term depending on the period of time the shares are held by the option holder following exercise.

Stock Appreciation Rights

SARs will not be subject to taxation upon the date of grant or vesting. Upon exercise of the SARs, the full value of the difference between fair market value of the shares of Common Stock on the date of exercise and the fair market value of the shares of Common Stock on the grant date, or the “spread,” will be taxed at ordinary income tax rates the Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the holder of SARs. To avoid potential excise taxes under Section 409A of the Code, the SARs must be limited to the increase in the fair market value of a share of Common Stock between the date of grant and the date of exercise, and should not contain any feature for the deferral of compensation.

Restricted Stock

Restricted stock grants under the Plan will generally result in ordinary income to the recipient at the time of payment except in the case of grants subject to a vesting requirement. The amount of ordinary income the recipient will be required to recognize from restricted stock grants other than those subject to a vesting requirement is equal to the amount by which the fair market value of any shares received by the recipient exceeds the purchase price, if any, paid by the recipient for such shares.

A recipient of shares pursuant to a restricted stock grant which is not substantially vested, may elect in accordance with Section 83(b) of the Code, within 30 days of the date the shares are transferred, to recognize ordinary income at the time of transfer of the shares equal to the amount by which the fair market value on the date of transfer of the shares exceeds the purchase price, if any, paid by the recipient for such shares.

A recipient of shares pursuant to a restricted stock grant which is not substantially vested who does not make an election under Section 83(b) of the Code will recognize ordinary income at the time the shares become substantially vested in an amount equal to the difference between the fair market value on the date of substantial vesting of the shares and the purchase price, if any, paid by the recipient for such shares.

The recipient’s tax basis for purposes of determining the amount of gain or loss realized in a taxable disposition  of restricted stock grant shares will be equal to the amount, if any, paid for the shares plus the amount of ordinary income recognized by the recipient upon transfer or vesting, as the case may be. Any gain or loss realized by the recipient from a taxable disposition of the shares of common stock in excess of such basis generally will be taxed as short-term capital gain or loss if the disposition occurs within 12 months of the event giving rise to ordinary income (i.e., transfer or vesting) and long-term capital gain or loss if1he disposition occurs 12 months or more after such event.

Subject to the application of Section 162(m) of the Code, the Company will receive a tax deduction in the amount of the ordinary income recognized by a recipient.

Restricted Stock Units

A recipient of restricted stock units will not have taxable income at the time of grant.  Instead, the recipient will recognize ordinary income when he or she receives payment for such units in cash or Common Stock. The Company generally will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid.

Any gain or loss the recipient recognizes upon the same or exchange of shares acquired through a grant of restricted stock units generally will be treated as capital gain or loss and will be long-term or short-term depending upon whether the recipient held the shares for more than one year.

Subject to the application of Section 162(m) of the Code, the Company will receive a tax deduction in the amount of the ordinary income recognized by a recipient

Annual Incentive Award

An eligible person receiving an incentive award will not recognize income, and the Company will not be allowed a deduction at the time the award is granted.  When the recipient receives payment in cash, the amount of cash received will be ordinary income to the recipient. Subject to the application of Section 162(m) of the Code, the Company will receive a tax deduction in the amount of the ordinary income recognized by a recipient.

Miscellaneous Rules

Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or any applicable withholding tax obligations under the Plan by delivering previously owned shares of Common Stock or by reducing the number of shares of Common Stock otherwise issuable pursuant to the award. The surrender or withholding of such shares of Common Stock will in certain circumstances result in the recognition of income with respect to such shares of Common Stock or a carry-over basis in the shares of Common Stock acquired, and may constitute a disqualifying disposition with respect to incentive stock option shares.

In the event of a change in control and depending on the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any excess parachute payments and the Company will be denied any deduction with respect to such payments.  Participants in the Plan should consult their tax advisors as to whether accelerated vesting of an award in connection with a change in control would give rise to an excess parachute payment.

Section 409A of the Code sets forth the rules for deferral of compensation and describes situations where compensation is deemed deferred.  It is possible that certain awards made under the Plan, in particular when the award is not subject to a substantial risk of forfeiture, will be deemed deferred compensation under Code Section 409A.  If that is the result, then the recipient of the award may be subject to income tax and a 20% excise tax upon the grant of the award.

Withholding Taxes

No withholding taxes are payable in connection with the grant of any stock option or the exercise of an incentive stock option.  However, withholding taxes must be paid at the time of exercise of any nonqualified stock option.  In respect of all other awards, withholding taxes must be paid whenever the participant recognizes income for tax purposes.

Vote Required

The affirmative vote of a majority of the voting power of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to approve the amendment to the Plan.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Although the Company’s governing documents do not require the submission of this matter to stockholders, the Board of Directors considers it desirable that the appointment of Marcum LLP be ratified by the stockholders. In addition, even if the stockholders ratify the selection of Marcum LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Marcum LLP are expected to attend the Annual Meeting to make such statements as they may desire and respond to appropriate questions that may be asked by stockholders.

The Audit Committee and the Board recommend that you ratify this appointment.

Vote Required

The affirmative vote of a majority of the voting power of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

EXECUTIVE OFFICERS

The following table provides the name, age and position of each of our executive officers. There are no family relationships between or among our executive officers and directors.

Name	Age	Position
James Kirsch	55	Executive Co-Chairman of the Board
Jingbo (James) Song	63	Executive Co-Chairman of the Board
Maoji (Michael) Wang	45	Chief Executive Officer
Star Jones	55	Director
Jiangping (Gary) Xiao	38	Chief Financial Officer
Katherine A. Butkevich	55	Chief Executive Officer of NAPW, Inc.
Christopher Wesser	47	Executive Vice President and Secretary
John Michael Hall	66	Executive Vice President
Joseph Bzdyl	35	Senior Vice President

James Kirsch’s biographical information is included on page 4 of this proxy statement, under the heading “Proposal 1 – Nomination and Election of Directors – Nominees for Director.”

Jingbo (James) Song’s biographical information is included on page 5 of this proxy statement, under the heading “Proposal 1 – Nomination and Election of Directors – Nominees for Director.”

Maoji (Michael) Wang’s biographical information is included on page 4 of this proxy statement, under the heading “Proposal 1 – Nomination and Election of Directors – Nominees for Director.”

Star Jones’ biographical information is included on page 5 of this proxy statement, under the heading “Proposal 1 – Nomination and Election of Directors – Nominees for Director.”

Jiangping (Gary) Xiao has served as Chief Financial Officer since March of 2017. Prior to that, he served as Corporate Controller of United Tactical Systems, a private-equity owned non-lethal weapon and projectile manufacturer, from April 2016 until March 7, 2017.  Prior to that, from June 2013 to April 2016, Mr. Xiao served as Controller of Petstages, a pet toy company.  Earlier in his career, Mr. Xiao served as the Controller of the Operations Management Group of The Jordan Company, a private equity firm, from August of 2008 to May of 2013, and as a Senior Finance Associate, Financial Planning and Analysis of United Airlines from June 2006 to August of 2008.  Mr. Xiao obtained a Master of Business Administration from the Ross School of Business Management at the University of Michigan in 2006 and a B.A. in Accounting from Tsinghua University in Beijing, China in 2000.

Katherine Butkevich currently serves as Chief Executive Officer of NAPW, and previously served, from March 2016 through November 2016, as the Chief Executive Officer of the Company. Prior to March 2016, Ms. Butkevich had been a consultant to the Company’s NAPW division since January 2016, helping optimize NAPW’s operations, analyze the market opportunity and build a strategic plan for sustainable and profitable growth and increased member retention. Prior to that, from September 2014 to March 2016, she served as chief operating and financial officer of Recyclebank, a venture capital backed marketing-as-a-service company focused on recycling. Before joining Recyclebank, Ms. Butkevich served as chief financial officer of NAPW, Inc. from April 2012 to April 2014. Earlier, from November 2010 through March 2012, Ms. Butkevich was an independent consultant assisting private clients with their capital raising activities.  Prior to that, Ms. Butkevich served as a VP of Emigrant Capital, the private equity division of Emigrant Bank, and from April 2009 through November 2010, she simultaneously served as chief financial officer of Emigrant Capital’s portfolio companies, Boylan Bottling Company and The Jolt Company. During her over 30 year long career, Ms. Butkevich also held numerous other financial and operational leadership positions in middle market, PE/VC–backed companies as well as at GE Capital, the financing arm of the General Electric Company. She began her career at KPMG and is a Certified Public Accountant. She holds a bachelor’s degree from the University of Miami and is also a graduate of GE’s world-renowned Management Development Institute at Crotonville.

Christopher Wesser has served as our Executive Vice President and Secretary since September 2014.  He originally joined NAPW’s predecessor company in September 2009 and served as its General Counsel and Secretary, managing all legal, insurance, logistical and business risk matters for that company until its merger with the Company.  Prior to joining NAPW’s predecessor company, for over five years Mr. Wesser was with a private boutique litigation firm spun off from one of the largest law firms in the United States, where he ultimately became a partner before he left private practice.  In private practice, he served as counsel to large corporations in numerous complex business litigations in state and federal courts and governmental agencies throughout the country.  Mr. Wesser received a B.A. degree, summa cum laude, from LeMoyne College and J.D. degree from the College of William & Mary School of Law.

John Michael Hall currently serves as the Company’s Executive Vice President, managing partnerships and overseeing the Company’s Professional & Technology Diversity Career events.  Mr. Hall has held this position for over four years. He was previously the President and owner of Personnel Strategies Inc. (“PSI”), a company he founded and led until its acquisition by PDN in 2013.  At the time of its acquisition, PSI had been identified by INC Magazines as one of the fastest growing privately-held companies in the United States.  Mr. Hall’s experience as a diversity practitioner led to his forming a unique Community Partner Network that included the NAACP, National Urban League, Congressional Black Caucus Foundation, National Council of La Raza, The Historically Black Fraternities and Sororities, Black Data Processing Association, Congressional Hispanic Caucus Institute and Women in Technology.

Joseph Bzdyl, Senior Vice Present, has been with the Company since 2014 and, since January 2017, has led the PDN Recruitment and Noble Voice business divisions as Senior Vice President.  From December 2015 to January 2017, he was Vice President of Strategic Partnerships and Business Intelligence for the Company, and prior that, was Director of Business Intelligence from October 2014 until November 2015.  He was originally hired by Noble Voice as a business analyst.  Mr. Bzdyl’s professional career began in sales, moved into post-secondary admissions management, transitioned to business analysis, and is now centered in operations, finance planning and analysis and project management.  Mr. Bzdyl holds a bachelor’s degree from Illinois Wesleyan University and an MBA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 28, 2017 by:

•

each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•

each of our named executive officers;

•

each of our directors; and

•

all of our directors and named executive officers as a group.

The percentage ownership information shown in the table is based upon a total of 3,934,616 shares of Common Stock outstanding as of April 28, 2017.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before the date that is 60 days after the date of this proxy statement. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address for each person or entity listed in the table is c/o Professional Diversity Network, 801 W. Adams Street, Sixth Floor, Chicago, Illinois 60667.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
5% Stockholders
Cosmic Forward Limited	2,295,842	(1)	58.3%
White Winston Select Asset Funds, LLC	371,445	(2)	9.2%
Ahmad Alomari	245,445	(3)	6.2%
Daniel Ladurini	227,596	(4)	5.8%
North Star Investment Management Corporation	164,608	(5)	4.1%
Executive Officers and Directors
James Kirsch	177,903	(6)	4.5%
Jingbo (James) Song	-		-
Maoji (Michael) Wang	-		-
Star Jones	119,887		3.0%
Jianping (Gary) Xiao	-		-
Katherine Butkevich	38,333	(7)	*
Christopher Wesser	29,972		*
John Michael Hall	2,500	(8)	*
Joseph Bzdyl	-		-
David Schramm	-		-
Lee Hillman	-		-
Scott Liu	-		-
Xiaojing Huang	-		-
Hao Zhang	-		-
Directors and officers as a group (14 persons)	368,595		9.2%

*

Less than 1%

(1)

Based on a Form 4 filed by Cosmic Forward Limited on January 18, 2017.

(2)

Based on an amended Schedule 13D filed with the SEC on November 17, 2016 by White Winston Select Asset Funds, LLC. Todd M. Enright, Mark Blundell and Donald Feagan, the managers (the “Managers”) of White Winston, have shared voting power and dispositive power over the 371,445 shares beneficially owned by White Winston Select Asset Funds, LLC.  Includes 125,000 shares that may be acquired upon the exercise of warrants that are currently exercisable for a purchase price of $20.00 per share.  The Managers’ address is 265 Franklin St., Suite 1702, Boston, MA 02110

(3)

Based on a Schedule 13G filed by Mr. Alomari with the SEC on April 26, 2017. Mr. Alomari’s address is 3901 W Charleston Blvd #200, Las Vegas, NV 89102.

(4)

Includes 206,473 shares held by the Ladurini Family Trust, of which Daniel Ladurini is Trustee. Mr. Ladurini holds voting and dispositive power over the shares held by the Ladurini Family Trust. Prior to the consummation of the Company’s initial public offering in March 2013, the Ladurini Family Trust entered into option agreements with certain of the Company’s directors and officers pursuant to which such directors and officers may purchase, during a ten year exercise period, from the Ladurini Family Trust, up to 10% of the Company’s shares of Common Stock held by the Ladurini Family Trust, at $8.00 per share, the initial public offering price.

(5)

Based on a Schedule 13G/A filed with the SEC by North Star Investment Management Corporation (“North Star”) on December 5, 2016. North Star has sole power to vote or direct the vote of 126,230 shares, sole power to dispose or direct the disposition of 126,230 shares and shared power to dispose or direct the disposition of 38,378 shares. North Star’s address is 20 N. Wacker Drive, Suite 1416, Chicago, Illinois 60606.

(6)

1,000 of these shares are held by Mr. Kirsch’s daughter who shares the same household as Mr. Kirsch in an account over which Mr. Kirsch serves as custodian. 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult son and 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult daughter. 46,165 of these shares are currently owned by the Ladurini Family Trust and subject to an option agreement between the Ladurini Family Trust and Mr. Kirsch pursuant to which Mr. Kirsch may purchase, during a ten year exercise period that began in March 2013, from the Ladurini Family Trust a number of shares of the Company’s Common Stock at $64.00 per share, the initial public offering price of such stock, as to which Mr. Kirsch would have sole voting and sole dispositive power upon acquisition. As of the date of this proxy statement, Mr. Ladurini is also the beneficial owner of these 46,165 shares.

(7)

All of these shares may be acquired upon the exercise of options that are currently exercisable, or will become exercisable within 60 days of April 28, 2017.

(8)

All of these shares may be acquired upon the exercise of options that are currently exercisable, or will become exercisable within 60 days of April 28, 2017.

Change in Control of the Company

On November 7, 2016, the Company consummated the issuance and sale of 1,777,417 shares of PDN’s common stock to CFL at a price of $9.60 per share (giving effect to PDN’s 1-for-8 reverse stock split effective on September 27, 2016), pursuant to the terms of a stock purchase agreement, dated August 12, 2016 (the “CFL Purchase Agreement”), with CFL (the “Share Issuance”).  In addition, on November 7, 2016, PDN completed the purchase of 312,500 shares of its common stock, at a price of $9.60 per share, net to the seller in cash, less any applicable withholding taxes and without interest, pursuant to its previously announced partial issuer tender offer as disclosed in its Offer to Purchase, dated September 28, 2016, as amended.

CFL paid $17.1 million as the purchase price for the 1,777,417 shares of common stock issued to it in the Share Issuance, which shares, together with the 205,925 shares purchased by CFL at the closing of the Share Issuance from a PDN shareholder pursuant to an existing co-sale right, represented 51% of PDN’s outstanding shares of common stock, on a fully-diluted basis. Accordingly, as a result of CFL becoming the holder 51% of PDN’s outstanding shares of common stock, a change of control of the Company occurred. CFL paid such purchase price using proceeds from equity contributions to CFL made by each of CFL’s shareholders.

Additionally, on January 18, 2017, PDN consummated the Additional Share Issuance to CFL. As a result of the completion of the Additional Share Issuance, as of January 18, 2017, CFL beneficially owned 54.64% of our outstanding shares of common stock, on a fully diluted basis. As discussed under the heading “Certain Relationships and Related Party Transactions,” CFL also has the right to select as nominees a majority of the directors on our Board.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted -average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our shareholders	64,064	$10.18	160,936
Equity compensation plans not approved by our shareholders	240,000	$10.72	-
Total	304,064	$10.61	160,936

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of two directors, each of whom is an independent director as defined by applicable law and Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market.  The Audit Committee operates under a written charter adopted by the Board.

Management is responsible for the Company’s internal controls and the financial reporting process. Marcum LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

The Audit Committee has met and held discussions with management and Marcum LLP regarding the Company’s audited financial statements, the adequacy of the Company’s internal controls, the results of the audit, the overall quality of the Company’s financial reporting and any other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.  The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Audit Committee of the Board furnished the foregoing report on its activities during the fiscal year ended December 31, 2016.  The report is not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (“SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference.

SUBMITTED BY THE AUDIT COMMITTEE

Lee Hillman (Audit Committee Chair)

David Schramm

Independent Registered Public Accounting Firm

The Audit Committee retained Marcum LLP as independent registered public accountants to audit the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015.

The following table summarizes fees for professional services rendered to the Company by Marcum LLP for the fiscal years ended December 31, 2016 and 2015, respectively.

Fees:	2016	2015
Audit Fees	$293,977	$219,729
Audit-Related Fees	$27,784	47,350
Tax Fees		---
All Other Fees		---
Total	$321,761	$267,079

Audit Fees.  For the fiscal years ended December 31, 2016 and 2015, the “Audit Fees” reported above were billed by Marcum LLP for professional services rendered for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, services normally provided by the independent auditors in connection with statutory and regulatory filings and engagements, and comfort letters and consents.

Audit-Related Fees.  Audit-related fees for the fiscal year ended December 31, 2016 and 2015 were billed by Marcum LLP for professional services rendered to assist the Company with certain complex accounting matters, our 2016 share issuance to Cosmic Forward Ltd.

Tax Fees.  The Company did not pay any tax-related fees to Marcum LLP in 2016 or 2015

All Other Fees.  The Company did not pay any other fees to Marcum LLP in 2016 or 2015

Pre-Approval Policy and Independence

The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. Under the policy, the Audit Committee is to specifically pre-approve any recurring audit and audit-related services to be provided during the following fiscal year. The Audit Committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit-related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reported to the audit committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The Audit Committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the Audit Committee at its next scheduled meeting. The Company’s independent auditors and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

In accordance with Section 10A of the Exchange Act, the Company is required to disclose the approval by the Audit Committee of non-audit services performed by the Company’s independent auditors. Non-audit services are services other than those provided in connection with an audit review of the financial statements. During the period covered by this filing, all audit-related fees, tax fees and all other fees, and the services rendered in connection with those fees, as reported in the table shown above, were approved by the Company’s Audit Committee.

The Audit Committee considered the fact that Marcum LLP has not provided non-audit services to us, which the committee determined was compatible with maintaining auditor independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2016, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except that, due to administrative error, the following forms were filed late:

•

Matthew Proman filed a Form 4 on May 13, 2016 to report transactions that occurred on May 2, 2016;

•

Katherine Butkevich filed a Form 3 on May 16, 2016 after becoming subject to Section 16(a) reporting requirements on March 30, 2016;

•

Matthew Proman filed a Form 4 on June 20, 2016 to report transactions that occurred on June 14, 2016; and

•

David Schramm and Lee Hillman each filed a Form 3 on July 18, 2016 after becoming subject to Section 16(a) reporting requirements on July 6, 2016.

TRANSACTION OF OTHER BUSINESS AT ANNUAL MEETING

As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the Annual Meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

In order to be included in Professional Diversity Network’s proxy materials for the 2018 annual meeting of stockholders, any proposal must be received by December 29, 2017 and otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, Professional Diversity Network’s bylaws establish advance notice procedures with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, a stockholder must provide written notice delivered to the Secretary of Professional Diversity Network not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting.

However, in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the one year anniversary date of the prior year’s meeting, as it will be for the 2017 Annual Meeting, a stockholder must provide written notice of any stockholder nominations for the election of directors or other business to the Secretary of Professional Diversity Network not earlier than the close of business on March 1, 2017, the 120th day before the date of the annual meeting and not later than the close of business on the later of (i) March 31, 2017, the 90th day prior to the annual meeting or (ii) May 11, 2017, the tenth day following the day on which a Public Announcement (as defined in Professional Diversity Network’s bylaws) of the annual meeting was first made.

 The notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business.

All notices of nominations or proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to Professional Diversity Network, Inc., 801 W. Adams Street, Sixth Floor, Chicago, Illinois 60607, Attention: Secretary. A copy of the full text of the bylaw provision discussed above may be obtained by writing to the Secretary of Professional Diversity Network.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

Because the Company did not have timely notice of any other matters to be brought before the Annual Meeting, the enclosed proxy card confers discretionary authority to vote on any other matters that may be presented at the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single set of proxy materials to any household at which two or more shareholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of common stock. If your family has multiple accounts by which you hold common stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

GENERAL INFORMATION

Voting Procedures

All matters specified in this proxy statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to stockholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a. m. and each stockholder may be asked to present valid picture identification such as a driver’s license or passport. Recording video and taking photographs will not be permitted during the meeting.

By Order of the Board of Directors
/s/ James Kirsch James Kirsch Executive Co-Chairman of the Board

Chicago, Illinois

May 1, 2017

Appendix A

Professional Diversity Network, Inc.

2013 Equity Compensation Plan

Effective [March 8,] 2013

Professional Diversity Network, Inc.

2013 Equity Compensation Plan

Article 1. Purpose

The purpose of the Plan is to promote the growth and profitability of the Company by providing certain employees, directors, and consultants of the Company with an incentive to achieve corporate objectives and by attracting and retaining such individuals through an interest in the equity of the Company.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.2 “Annual Incentive Award” means an award under Article 10.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Annual Incentive Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4 “Award Agreement” means a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan including any amendment or modification.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cause” means the Participant’s (a) continued failure to substantially perform his duties with the Company or to follow rules of the Company; (b) conviction of a felony; (c) engagement in illegal conduct, an act of dishonesty, or other conduct, that the Committee, in its sole discretion, determines to be injurious to the Company; or (d) material breach of fiduciary duties to the Company. Notwithstanding the foregoing, if the Participant and the Company have entered into an employment or service agreement which defines “Cause” (or words of similar import), such definition and any procedures relating to the determination thereof set forth in such agreement shall govern the determination of whether “Cause” has occurred for purposes of the Plan.

2.8 “Change in Control” means the occurrence of any of the following events after the Effective Date:

(a)

The acquisition or holding by any Person of Beneficial Ownership of combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of a majority of the Board of Directors (the “Outstanding Company Voting Securities”); provided, that for purposes of this Section 2.8, any such acquisition or holding by any of the following entities shall not by itself constitute a Change in Control: (i) a Person who on the Effective Date is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Voting Securities, (ii) the Company or any Affiliate, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates;

(b)

Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the Nominating Committee of the Board and/or the subcommittees of such Nominating Committee in accordance with the Company’s Amended and Restated Certificate of Incorporation and By-laws shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

(c)

Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: the shareholders of the Company immediately before such event continue to hold, directly or indirectly, (i) more than fifty percent (50%) of the Outstanding Company Voting Securities of the Company or a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more direct or indirect subsidiaries (the Company or such other entity resulting from Business Combination, the “Successor Entity”) and (ii) more than 50% of the equity ownership interests of the Successor Entity; or

(d)

Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provisions.

2.10 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. There shall be at least two (2) members of the Committee, who shall be appointed from time to time by and shall serve at the discretion of the Board, and who shall be (a) “independent” within the requirements of applicable listing standards, (b) “outside directors” within the meaning of Section 162(m) of the Code, and (c) “non-employee directors” within the meaning of Rule 16b-3.

2.11 “Company” means Professional Diversity Network, Inc. and any successor thereto as provided in Article 19. References herein to Company shall also include Affiliates as the context requires.

2.12 “Consultant” means any consultant, advisor, or independent contractor who renders services to the Company and/or its Affiliates.

2.13 “Director” means any individual other than an employee who is a member of the Board of Directors of the Company.

2.14 “Effective Date” means March 8, 2013, or if later, the effective date of the Company’s initial public offering in 2013.

2.15 “Employee” means any employee of the Company, and/or its Affiliates.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 “Fair Market Value” or “FMV” means, with respect to a Share on a specified date:

(a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(c) if section 2.17(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

2.18 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.19 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.20 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code, or any successor provision.

2.21 “Nonqualified Stock Option” or “NQSO” means an Option to Purchase Shares that is not intended to meet the requirements of Section 422 of the Code, or that otherwise does not meet such requirements.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.23 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.25 “Participant” means any Employee, Director or Consultant as set forth in Article 5 to whom an Award is granted.

2.26 “Performance Measures” means the measures set forth in Section 10.3.

2.27 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.28 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.29 “Plan” means this Professional Diversity Network, Inc. 2013 Equity Compensation Plan.

2.30 “Plan Year” means the Company’s fiscal year or such other period as is provided by the Committee with respect to an Award.

2.31 “Restricted Stock” means a Restricted Stock Award granted to a Participant pursuant to Article 8.

2.32 “Restricted Stock Unit” means a Restricted Stock Award granted to a Participant pursuant to Article 8.

2.33 “Share” means a share of common stock of the Company, $ 0.01 par value per share.

2.34 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, granted pursuant to the terms of Article 7 herein.

2.35 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other Persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested Persons.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 16, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company and/or its Affiliates operate.

3.3 Delegation. A Participant who wishes to appeal any determination of the Committee concerning an Award granted pursuant to the Plan shall notify the Committee in a writing, which shall state the basis for the appeal. The appeal shall be filed with the Committee within 30 days after the date the Participant received the notice from the Committee. The written appeal may be filed by the Participant’s authorized representative. The Committee shall review the appeal and issue its decision within 90 days after it receives the Participant’s appeal. If the Committee needs additional time to review the appeal, it shall notify the Participant in writing and specify when it expects to render its decision. After completion of its review, the Committee shall notify the Participant of its decision in writing, which shall state the reasons for the Committee’s decision.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan shall be 500,000 Shares.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent Shares are actually delivered. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares shall be available again for grant under the Plan. The Shares available for delivery under the Plan may be authorized and unissued Shares or treasury Shares.

4.3 Shares Available. Subject to Section 4.4, the aggregate number of Shares subject to awards granted during any calendar year that may be the subject of Options, Stock Appreciation Rights and Awards (including the Shares issued for meeting or exceeding Performance Measures, as defined in Article 10 hereof, (the “Peformance Units”)) to any one Employee shall not exceed 500,000 Shares.

Subject to Section 4.4, the maximum number of Shares that may be the subject of any type of Award other than Options and Stock Appreciation Rights (including the Share-equivalent number of Performance Shares) granted to an Eligible Individual in any calendar year shall be 500,000. For purposes of this Article 4, the Share-equivalent number of Performance Shares shall be equal to the quotient of (i) the aggregate dollar amount in which the Performance Shares are denominated, divided by (ii) the Fair Market Value of a Share on the date of grant. In the case of any Award under the Plan that is neither denominated in Shares nor valued on the basis of the value or change in value of a Share, the maximum Award to any individual for any year shall be $10,000,000.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants.

Article 5. Eligibility and Participation; Grant of Award

5.1 Eligibility. Subject to the provisions of the Plan, the Committee may, from time to time, select the Employees, Directors, and Consultants, whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of, each Award.

5.2 Award Agreement. Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2 Award Agreement. Each Award Agreement granting an Option shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO, and in the absence of any such specification, the Option shall be an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement, and shall be no less than the Fair Market Value on the date of grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its grant date other than an Option granted to a Participant outside the United States.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price (provided that the Committee may require that the Shares that are tendered must have been held by the Participant for specified period prior to their tender to satisfy the aggreagte Option Price if acquired under this Plan or any other compensation plan mentioned by the Company, or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 ISO. To the extent that an Option is an Incentive Stock Option, the following provisions shall apply:

Subject to the limit set forth in Section 4.1 on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be 500,000. ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the treasury regulations thereunder). If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof and such Option shall be considered to be an NQSO.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, or (b) the Effective Date.

To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which options designated as ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any subsidiary as defined in Section 424 of the Code) exceeds $100,000, such options shall constitute NQSOs. If an ISO is granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company (or of any subsidiary), the purchase price per Share shall be 110% of Fair Market Value and the ISO may not be exercised more than 5 years from the date of grant, otherwise the grant shall be considered to be an NQSO.

Article 7. Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award, but shall be no less than the Fair Market Value of a Share on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.6 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)

The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)

The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the period(s) of restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and except as expressly provided by the Committee in the Award Agreement, Restricted Stock Units shall be paid in Shares.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 20.3, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Professional Diversity Network, Inc. 2013 Equity Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Professional Diversity Network, Inc.

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the time such shares are subject to restrictions under Section 8.2 or 8.3. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file copy of such election with the Company.

Article 9. Other Stock-Based Awards

9.1 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

9.2 Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

9.3 Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

Article 10. Annual Incentive Award

10.1 Establishment of Annual Incentive Pool. The Committee may designate Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool determined by reference to one or more Performance Measures set forth in Section 10.3. The Committee shall allocate an incentive pool percentage to each designated Employee for each Plan Year, provided the sum of the incentive pool percentages for all Employees cannot exceed one hundred percent (100%) of the total pool.

10.2 Determination of Employees’ Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each Employee’s incentive award then shall be determined by the Committee based on the Employee’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Employee be increased in any way, including as a result of the reduction of any other Employee’s allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

10.3 Performance Measures. The performance measures applicable to the payment or vesting of an Award intended to qualify as performance-based compensation under section 162(m) of the Code to a person determined by the Committee to be reasonably likely to be a covered employee under section 162(m) of the Code shall be chosen from among the following performance measures (“Performance Measures”): net earnings or net income (before or after taxes); earnings per Share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, revenue, or sales); cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; Share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; and balance sheet and statement of cash flow measures (including but not limited to, working capital amounts and levels of short and long-term debt). In addition, the Committee may make grants without satisfying the requirements of Code Section 162(m) and provide for vesting to be determined based on Performance Measures other than those set forth herein.

For Awards intended to qualify as performance-based compensation under section 162(m) of the Code, the Committee shall establish the applicable Performance Measure(s) within the time prescribed under section 162(m) of the Code. All determinations by the Committee as to the achievement of the applicable Performance Measure(s) shall be in writing prior to the payment of the Award.

Article 11. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is earned or vested and the date the Award is exercised or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the receipt of dividend equivalents on Options or SARs shall not be made contingent on the exercise of any Award.

Article 12. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 13. Transferability

Unless otherwise determined by the Committee, Awards by their terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Shares granted pursuant to Awards shall be distributable, during the lifetime of the Participant, only to the Participant.

Article 14. Rights of Participants

14.1    Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Affiliates to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Consultant for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its Affiliates and, accordingly, subject to Article 16 of this Plan, the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Affiliates.

14.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15. Change in Control

If provided in an Award Agreement or otherwise determined by the Committee, upon a Change in Control, all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other then-outstanding Awards shall vest in full and be free of restrictions. The Committee will not be required to treat all Awards similarly in a Change in Control.

Article 16. Shareholder Approval; Amendment, Modification, Suspension, and Termination

16.1    Shareholder Approval; Amendment, Modification, Suspension, and Termination. The Plan shall be subject to approval of shareholders of the Company. Subject to Section 16.4, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Sections 4.4 and 16, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or cash out, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of the Plan or grant of Award under the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule; including, but not limited to, the Exchange Act, the Code, and, if applicable, the New York Stock Exchange Listed Company Manual/the Nasdaq Stock Market Rules.

16.2 Termination of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.4 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, except as set forth in Section 17.1, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 17. Section 409A.

17.1 To the extent that the Plan and/or any Awards granted or awarded under the Plan are construed to be non-qualified deferred compensation plans described in section 409A of the Code, the Plan and any Award Agreements shall be operated, administered and construed so as to comply with the requirements of section 409A of the Code. The Plan and any Award Agreements shall be subject to amendment, with or without advance notice to Employees, Directors and other interested parties, and on a prospective or retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Employees, Directors and other interested parties, to the extent necessary to effect compliance with section 409A of the Code. This Plan does not permit the acceleration of the time or schedule of any distribution of an Award subject to section 409A of the Code, except as provided by Section 409A of the Code.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company and/or its Affiliates, violation of material Company and/or Affiliate policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

20.2 Recapture. If the grant of an Award or a payment under this Plan is subject to recapture under any securities law or rule or other applicable provision or in accordance with any recapture or clawback policy of the Company, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued subject to such recapture or clawback provision.

20.3 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.4 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.6 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.7 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to the earlier of (a) obtaining any approvals from governmental or regulatory body or agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national, local or foreign law or ruling of any governmental or regulatory body or agency that the Company determines to be necessary or advisable. The inability of the Company to obtain authority from any governmental or regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any individual acquires a right to receive payments from the Company and/or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company and/or its Affiliates.

20.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.12 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Annual Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, and/or its Affiliates’ retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.13 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or its Affiliates’ right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company and/or its Affiliates to take any action which such entity deems to be necessary or appropriate.

20.14 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

Appendix B

AMENDMENT NO. 2 TO

PROFESSIONAL DIVERSITY NETWORK, INC.

2013 EQUITY COMPENSATION PLAN

The Professional Diversity Network, Inc. 2013 Equity Compensation Plan (the “Plan”) is hereby amended as follows, effective upon the date approved by Professional Diversity Network, Inc.’s shareholders:

1. Section 4.1 of the Plan is amended to read as follows:

“4.1

Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan shall be 615,000__________ shares.”

2. Continuing Effect of Plan. Except as expressly modified herein, the provisions of the Plan are and shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have acknowledged and executed this amendment to the Plan as of the date set forth below.

By:
Name:
Title:
Date:

PROFESSIONAL DIVERSITY NETWORK, INC.

B-1

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0000337946_1 R1.0.1.15 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 James Kirsch 02 Maoji (Michael) Wang 03 Jingbo (James) Song 04 Star Jones 05 David Schramm 06 Lee Hillman 07 Xianfang (Scott) Liu 08 Xiaojing Huang 09 Hao Zhang PROFESSIONAL DIVERSITY NETWORK INC. 801 W. ADAMS STREET, SUITE 600 CHICAGO, IL 60607 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 25, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 25, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2. and 3. For Against Abstain 2.. To approve an amendment to the Professional Diversity Network, Inc. 2013 Equity Compensation Plan to increase the number of shares reserved for issuance thereunder. 3. To ratify the appointment by the Company's Audit Committee of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No Please indicate if you plan to attend this meeting 0000337946_2 R1.0.1.15 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The NOTICE AND PROXY STATEMENT, FORM 10-K, Supplement is/are available at www.proxyvote.com PROFESSIONAL DIVERSITY NETWORK, INC. Annual Meeting of Stockholders June 26, 2017 11:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Maoji (Michael) Wang and Jingbo (James) Song, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (common) stock of PROFESSIONAL DIVERSITY NETWORK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, CDT on June 26, 2017, at the offices of the company located at 801 W. Adams Street, Suite 600, Chicago, IL 60607, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side